                                                                    Exhibit 10.1

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



               CNS RESEARCH, COLLABORATION AND LICENSE AGREEMENT

                                 By and Between

                       American Home Products Corporation

                                      and

                        Millennium Pharmaceuticals, Inc.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

Introduction ......................................................     1

Article I - Definitions ...........................................     1

        Section 1.1     Affiliate .................................     2
        Section 1.2     AHP Discovery Program .....................     2
        Section 1.3     AHP Program Know-How ......................     2
        Section 1.4     AHP Program Patent Right(s) ...............     2
        Section 1.5     AHP Research Program ......................     2
        Section 1.6     Antisense Drug ............................     3
        Section 1.7     Autoimmune Diseases .......................     3
        Section 1.8     Business Day ..............................     3
        Section 1.9     Candidate Gene ............................     3
        Section 1.10    Change of Control .........................     3
        Section 1.11    Change in Strategic Direction .............     4
        Section 1.12    CNS .......................................     4
        Section 1.13    CNS Disorders Field .......................     4
        Section 1.14    CNS JMT ...................................     4
        Section 1.15    Confidential Information ..................     4
        Section 1.16    Contract Year .............................     5
        Section 1.17    Core Field ................................     5
        Section 1.18    Diagnostic Product ........................     5
        Section 1.19    Discovery Project Team Status .............     5
        Section 1.20    EMEA ......................................     5
        Section 1.21    Expansion Field ...........................     5
        Section 1.22    Extension Benchmark(s) ....................     5
        Section 1.23    External Collaboration(s) .................     6
        Section 1.24    FDA .......................................     6
        Section 1.25    First Commercial Sale .....................     6
        Section 1.26    FTE .......................................     6
        Section 1.27    Gene Therapy Drug .........................     6
        Section 1.28    IND .......................................     6
        Section 1.29    Joint Program Know-How ....................     6
        Section 1.30    Joint Program Patent Right(s) .............     6
        Section 1.31    Know-How ..................................     6
        Section 1.32    Major Market Country ......................     7
        Section 1.33    Management Committee(s) ...................     7
        Section 1.34    Marketing Exclusivity .....................     7
        Section 1.35    Millennium Program Know-How ...............     7
        Section 1.36    Millennium Program Patent Right(s) ........     7
        Section 1.37    Millennium Research Program ...............     7
        Section 1.38    Modified Drug .............................     8

        Section 1.39    NDA .......................................     8
        Section 1.40    Net Sales .................................     8
        Section 1.41    Non-Vaccine Product .......................    10
        Section 1.42    Party .....................................    10
        Section 1.43    Patent Right(s) ...........................    10
        Section 1.44    PLA .......................................    10
        Section 1.45    Product ...................................    10
        Section 1.46    Product Patent Blocking Event .............    10
        Section 1.47    Program Know-How ..........................    10
        Section 1.48    Program Patent Right(s) ...................    10
        Section 1.49    Protein ...................................    11
        Section 1.50    Requisite Majority ........................    11
        Section 1.51    Research Program ..........................    11
        Section 1.52    Research Program Plan .....................    11
        Section 1.53    Reserve Field .............................    11
        Section 1.54    Royalty-bearing Modified Drug .............    11
        Section 1.55    Royalty-bearing Product ...................    11
        Section 1.56    Royalty-bearing Small Molecule Product ....    11
        Section 1.57    Royalty-bearing Vaccine Product ...........    11
        Section 1.58    Small Molecule ............................    12
        Section 1.59    Small Molecule Product ....................    12
        Section 1.60    Steering Committee ........................    12
        Section 1.61    Sublicensee ...............................    12
        Section 1.62    Technology Patent Blocking Event ..........    12
        Section 1.63    Territory .................................    12
        Section 1.64    TPT Access and License Agreement ..........    12
        Section 1.65    Vaccine ...................................    12
        Section 1.66    Vaccine Development Status ................    12
        Section 1.67    Vaccine Management Team ...................    13
        Section 1.68    Vaccine Product ...........................    13
        Section 1.69    Valid Claims ..............................    13
        Section 1.70    Validated Target ..........................    13
        Section 1.71    Validated Vaccine Candidate ...............    13
        Section 1.72    Additional Definitions ....................    14

Article II - Research and Collaboration Program ...................    15

        Section 2.1     Exclusive Arrangement .....................    15
        Section 2.2     Research Program Plan .....................    15
        Section 2.3     Research Program Management ...............    15
        Section 2.4     Mechanism For Expansion of
                          Collaboration ...........................    20
        Section 2.5     Term of the Millennium Research Program;
                          Extension Benchmarks ....................    29
        Section 2.6     Termination of the Millennium Research
                          Program .................................    30
        Section 2.7     Diligence .................................    31

Article III - Disclosure of Know-How ..............................    32

        Section 3.1     Millennium Know-How .......................    32
        Section 3.2     Biological Materials ......................    32
        Section 3.3     AHP Program Know-How ......................    33

Article IV - Confidentiality ......................................    33

        Section 4.1     Confidential Information and Know-How .....    33
        Section 4.2     Employee Obligations ......................    33
        Section 4.3     Publications ..............................    34
        Section 4.4     Term ......................................    34

Article V - Grant of Rights .......................................    35

        Section 5.1     Technology Licenses .......................    35
        Section 5.2     Product Licenses ..........................    36
        Section 5.3     AHP's Right of First Refusal with
                          Respect to Non-Vaccine Products .........    36
        Section 5.4     AHP's Rights With Respect to Other
                          Millennium Projects .....................    38
        Section 5.5     Diagnostic Products .......................    38
        Section 5.6     AHP's Rights to Potential Candidate
                          Genes ...................................    39
        Section 5.7     AHP's Right of First Refusal with
                          Respect to Autoimmune Diseases ..........    40
        Section 5.8     Millennium's Retained Rights ..............    41

Article VI - Patent Ownership, Protection and
                          Related Matters .........................    41

        Section 6.1     Ownership .................................    41
        Section 6.2     Patentable Inventions .....................    42
        Section 6.3     Review and Comment ........................    43
        Section 6.4     Notice of Decision ........................    43
        Section 6.5     Patent Term Extensions ....................    43
        Section 6.6     Costs and Expenses ........................    43
        Section 6.7     Third Party Infringement ..................    44
        Section 6.8     Notice of Certification ...................    45
        Section 6.9     Claimed Infringement; Claimed
                          Invalidity ..............................    45

Article VII - AHP Due Diligence ...................................    46
        Section 7.1     Research Program Inventory ................    46
        Section 7.2     Candidate Genes ...........................    47

3       Section 7.3     Disease Indications .......................    48
        Section 7.4     Commercialization .........................    49
        Section 7.5     Determination of Due Diligence ............    50

Article VIII - Payments ...........................................    51

        Section 8.1     License Fees ..............................    51
        Section 8.2     Equity Purchases On Achievement of
                          Extension Benchmarks ....................    52
        Section 8.3     Research Funding ..........................    53
        Section 8.4     Milestones ................................    55
        Section 8.5     Royalty Payments to Millennium on
                          Products ................................    57

Article IX - Accounting ...........................................    60

        Section 9.1     Royalty Reports ...........................    60
        Section 9.2     Delivery of Royalty .......................    60
        Section 9.3     Records and Audits ........................    60
        Section 9.4     Currency of Payments ......................    60
        Section 9.5     Tax Withholding ...........................    60

Article X - Term and Termination ..................................    61

        Section 10.1    Term ......................................    61
        Section 10.2    Termination For Material Breach ...........    61
        Section 10.3    Termination Upon Change of Control ........    61
        Section 10.4.   Residual Rights ...........................    62

Article XI - Product Liability Indemnification ....................    63

Article XII - Governing Law .......................................    64

Article XIII - Assignment .........................................    64

Article XIV - Affiliate Agreements ................................    64

Article XV - Amendments ...........................................    65

Article XVI - Notices .............................................    65

Article XVII - Force Majeure ......................................    66

Article XVIII - Representations and Warranties ....................    66

        Section 18.1    Representation of Authority ...............    66
        Section 18.2    Outstanding Agreements ....................    67

        Section 18.3    Consents ..................................    67
        Section 18.4    No Conflict ...............................    67
        Section 18.5    Section 365(n) of the Bankruptcy Code .....    67
        Section 18.6    Knowledge of Pending or Threatened
                          Litigation ..............................    68
        Section 18.7    Employee Obligations ......................    68
        Section 18.8    Full Disclosure ...........................    68
        Section 18.9    Compliance with Applicable Laws
                          and Regulations .........................    68
        Section 18.10.  Export Controls ...........................    68
        Section 18.11.  No Warranties .............................    68

Article XIX - Public Announcements ................................    69

Article XX - Additional Agreements ................................    69

        Section 20.1    Independent Contractors ...................    69
        Section 20.2    Consents Not Unreasonably Withheld ........    69
        Section 20.3    No Strict Construction ....................    70
        Section 20.4    Headings ..................................    70
        Section 20.5    Severance of Clauses ......................    70
        Section 20.6    No Waiver .................................    70
        Section 20.7    Counterparts ..............................    70

Appendix A      CNS Disorders Field

        Appendix A.1.   Core Field
        Appendix A.2.   Reserve Field
        Appendix A.3.   Expansion Field

Appendix B      Research Program Plan

Appendix C      External Collaborations

Appendix D      Equity-Related Terms

               CNS RESEARCH, COLLABORATION AND LICENSE AGREEMENT

        This Agreement is effective as of the 1st day of August, 1996 (the "Effective Date"), by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 ("Millennium") and American Home Products Corporation, a corporation organized and existing under the laws of the State of Delaware, acting through its Wyeth-Ayerst Research Division, having its principal place of business at 555 East Lancaster Pike, St. Davids, Pennsylvania 19087 ("AHP").

                                  Introduction

        1. Millennium is in the business of conducting research in the field of human genomics, an objective of which is to discover potential biological targets and assays for use in drug discovery.

        2. AHP is in the business of discovering, developing and marketing pharmaceuticals.

        3. AHP is interested in funding and collaborating with Millennium in discovering and developing targets and assays to identify and develop small molecule drugs and vaccines for the treatment and prevention of disorders of the central nervous system, and in obtaining, under specified circumstances, rights to other types of therapeutic molecules useful in the treatment of disorders of the central nervous system that are identified through the use of certain technology developed before or during the collaboration.

        4. Millennium is willing to provide know-how, materials and licenses to AHP to allow AHP to use certain of Millennium's technology in the field of central nervous system disorders.

        NOW, THEREFORE, Millennium and AHP agree as follows:

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                                   Article I

                                  Definitions

        When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

        Section 1.1. "Affiliate" means any corporation, company partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean,
(a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities, provided, however that the foregoing shall not include any entity with respect to which there is a contractual restriction on the right to elect a majority of the directors.

        Section 1.2. "AHP Discovery Program" means the drug discovery and development activities performed by AHP, commencing during or after the term of the Millennium Research Program, to discover and develop Products for use in the Core Field based on the results arising from the Millennium Research Program and/or the AHP Research Program.

        Section 1.3. "AHP Program Know-How" means Know-How, exclusive of Joint Program Know-How, (a) which is reasonably necessary in order to discover Candidate Genes, Validated Targets and Validated Vaccine Candidates and to discover, develop, make, use, sell or seek approval to market Products for medical indications in the Core Field, (b) which AHP develops, uses or acquires during the term of the AHP Research Program or the AHP Discovery Program (but, with respect to the AHP Discovery Program, only during the term of the AHP Research Program) and (c) to which AHP has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

        Section 1.4. "AHP Program Patent Right(s)" means a Patent Right (a) that relates to AHP Program Know-How, and (b) that is obtained by AHP during the term of the AHP Research Program or the AHP Discovery Program, and (c) to which AHP has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

        Section 1.5. "AHP Research Program" means the research program, to be undertaken by AHP coincident with the term of the Millennium Research Program, to discover Products for use in the Core Field based on Millennium Program Know-How and Millennium Program Patent Rights, provided that the use of MTPT (as such term is defined in the TPT Access and License Agreement) by AHP in the Core Field during the term of the AHP Research Program shall be deemed to be a part of the AHP Research Program.

        Section 1.6. "Antisense Drug" means any drug or drug candidate which consists of nucleic acid or a functional analog, derivative or homologue thereof and which is complementary to a segment of DNA of a target gene or such target gene's cognate RNA and which, upon delivery by any means, alters the transcription, processing, elaboration, RNA expression, or protein production of or by such target gene, provided that Antisense Drug shall not include any nucleic acid or a functional analog, derivative or homologue thereof which, upon delivery by any means, must be expressed in order to alter the transcription, processing, elaboration, RNA expression, or protein production of or by a target gene.

        Section 1.7. "Autoimmune Diseases" means diseases that result from the loss of immune tolerance to self-antigens.

        Section 1.8. "Business Day" means a day on which the trading of securities takes place on the Nasdaq Stock Market (or such other stock exchange on which Millennium securities may be traded).

        Section 1.9. (a) "Candidate Gene" means ***************** the ***************************** of which has been determined, that has been implicated in a disease or condition in the Core Field (i) by Millennium prior to the Effective Date or (ii) by Millennium or jointly by the Parties in the course of the Research Program. The Candidate Gene must be implicated in a disease or condition in the Core Field either (A) *****************; or (B) ***************** (in which instance the Candidate Gene shall mean the ********************* to the ***************************** ***************; or
(C) by any other method (in which case to qualify as a Candidate Gene, the gene shall be appropriately ********************************************************.
The discoveries upon which such implication is based shall be *********** and **********************. The determination that an
************************************* of a Candidate Gene shall be made in good faith by the CNS JMT.

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

                     (b) Notwithstanding the foregoing, an ******** **** that has been implicated in a disease or condition in the Core Field by a third party before or during the term of the Research Program may be designated a Candidate Gene (which shall be non-milestone bearing) if it is determined in good faith by the CNS JMT that the study of such gene in the course of the Research Program may lead to the development of a proprietary and potentially patentable Validated Target or Validated Vaccine Candidate.

        Section 1.10. "Change of Control" means (a) a merger or consolidation of Millennium which results in the voting securities of Millennium outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of Millennium or (c) any one person, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Millennium, any trustee or other fiduciary holding securities under an employee benefit plan of Millennium, or any corporation owned directly or indirectly by the stockholders of Millennium, in substantially the same proportion as their ownership of stock of Millennium), together with any of such person's "affiliates" or "associates", as such terms are used in the Exchange Act, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Millennium. Notwithstanding the foregoing, a "Change of Control" shall also be deemed to exist in the event of (A) either (i) a merger or consolidation of Millennium and a multinational pharmaceutical company which results in the voting securities of Millennium outstanding immediately prior thereto ceasing to represent at least thirty-five percent (35%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (ii) a multinational pharmaceutical company, together with its affiliates or associates, becoming the beneficial owner of thirty-five percent (35%) or more of the combined voting power of the outstanding securities of Millennium, and (B) such multinational pharmaceutical company, whether through contractual rights or otherwise, controls the business of Millennium.

        Section 1.11. "Change in Strategic Direction" means that Millennium ceases to maintain significant capabilities in gene identification, and their validation as targets for pharmaceutical drug discovery and development.

        Section 1.12. "CNS" means the human central nervous system.

        Section 1.13. "CNS Disorders Field" means the Core Field, the Reserve Field and the Expansion Field.

        Section 1.14. "CNS JMT" means the joint management team, as described in
Section 2.3(a)(i).

        Section 1.15. "Confidential Information" means all materials, Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable or copyrightable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, materials, Know-How or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, provided, however, that any technical information disclosed at a meeting of the CNS JMT or the Steering Committee shall constitute Confidential Information unless otherwise specified.

        Section 1.16. "Contract Year" means the twelve (12) month period beginning on the Effective Date and each succeeding twelve (12) month period thereafter.

        Section 1.17. "Core Field" means the disorders set forth in Appendix A.1, as may be modified from time to time pursuant to the provisions of Section 2.4.

        Section 1.18. "Diagnostic Product" means any product in the form of a device, compound, kit or service that embodies Millennium Program Know-How for use in (a) the diagnosis, prognosis, prediction or disease management of a disorder, or (b) the genetic disaggregation of patient populations based on their response to a pharmaceutical product (i.e., pharmacogenetics).

        Section 1.19. "Discovery Project Team Status" means a discovery research program that AHP has formally designated as having achieved "Discovery Project Team Status", or such successor comparable internal criteria as AHP may implement in the future (i.e. AHP has committed to the program the relevant resources to enable identification and development of an IND-track compound), provided that AHP shall apply the criteria for assessing Discovery Project Team Status (or such successor criteria) in a manner consistent with the criteria applied to other discovery research programs, including discovery research programs generated through internal research programs of AHP or its Affiliates.

        Section 1.20. "EMEA" means the European Agency for the Evaluation of Medicinal Products.

        Section 1.21. "Expansion Field" means the disorders set forth in Appendix A.3, as may be modified from time to time pursuant to the provisions of
Section 2.4.

        Section 1.22. "Extension Benchmark(s)" means the Year Three Extension Benchmark and/or the Year Five Extension Benchmark (as such terms are described in Section 2.5).

        Section 1.23. "External Collaboration(s)" means the external collaboration(s) with third parties undertaken as part of the Research Program, set forth in Appendix C, as modified from time to time to reflect the then current Research Program Plan.

        Section 1.24. "FDA" means the United States Food and Drug
Administration.

        Section 1.25. "First Commercial Sale" means, for each Product, the first commercial sale in a country as part of a nationwide introduction by AHP, its Affiliates and/or its Sublicensees other than for clinical trial purposes or compassionate use.

        Section 1.26. "FTE" means a full time equivalent scientific person year (consisting of a total of one thousand eight hundred eighty (1,880) hours per year of scientific work on or directly related to the Millennium Research Program), carried out by a Millennium employee, having at least a Bachelor's Degree. Scientific work on or directly related to the Millennium Research Program to be performed by Millennium employees can include, but is not limited to, experimental laboratory work, recording and writing of results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff and carrying out project management duties.

        Section 1.27. "Gene Therapy Drug" means any drug or drug candidate which consists of nucleic acid or a functional analog, derivative or homologue thereof and which, upon delivery by any means, provides a gene product encoded therein which is expressed.

        Section 1.28. "IND" means an Investigational New Drug Application filed with the FDA.

        Section 1.29. "Joint Program Know-How" means Know-How owned or controlled jointly by Millennium and AHP which is reasonably necessary in order to discover Candidate Genes, Validated Targets and Validated Vaccine Candidates and to discover, develop, make, use, sell or seek approval to market Products for medical indications in the Core Field, and which is developed jointly by the Parties in the course of the Research Program.

        Section 1.30. "Joint Program Patent Right(s)" means a Patent Right that relates to Joint Program Know-How.

        Section 1.31. "Know-How" means any information, data and materials, including without limitation organic compounds and biological materials such as cell lines, RNA, DNA, DNA fragments, organisms, Proteins, polypeptides, plasmids and vectors and software, user's manuals and guides, that are owned or controlled by Millennium and/or by AHP, or a license to the same to which Millennium and/or AHP has the right to grant a sublicense.

        Section 1.32. "Major Market Country" means the United States, the United Kingdom, Germany, France, Italy or Japan.

        Section 1.33. "Management Committee(s)" means the CNS JMT, the Vaccine Management Team and/or the Steering Committee.

        Section 1.34. "Marketing Exclusivity" means the marketing exclusivity afforded approved drug products pursuant to (i) the exclusivity provisions of the United States "Drug Price Competition and Patent Term Restoration Act of 1984", or its equivalent in a country other than the United States, or (ii) the exclusivity provisions of the United States "Orphan Drug Act", or its equivalent in a country other than the United States.

        Section 1.35. "Millennium Program Know-How" means Know-How, exclusive of Joint Program Know-How, owned or controlled by Millennium which is reasonably necessary in order to discover

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Candidate Genes, Validated Targets and Validated Vaccine Candidates and to discover, develop, make, use, sell or seek approval to market Products for medical indications in the Core Field, and which (a) is in Millennium's possession on the Effective Date, or (b) Millennium develops in the course of the Millennium Research Program, or (c) Millennium acquires in the course of the Millennium Research Program and to which Millennium has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party, provided, however, that Millennium Program Know-How shall not include (i) generalized methods for conducting genomic research and characterizing the function of genes, including without limitation Millennium **** Technology and other MTPT (as those terms are defined in the TPT Access and License Agreement), and (ii) phenotypic and genotypic information and biological samples relating to human materials acquired or otherwise accessed by Millennium and used in genetic analysis in the Millennium Research Program (other than such information and samples which AHP participates in obtaining, including information and samples specifically obtained from the AHP patient base).

        Section 1.36. "Millennium Program Patent Right(s)" means a Patent Right that relates to Millennium Program Know-How.

        Section 1.37. "Millennium Research Program" means the research program, the term of which extends during the time that research is funded by AHP pursuant to Section 8.3 of this Agreement, and which is to be undertaken by Millennium using genomic technology to discover and characterize Candidate Genes, Validated Targets and Validated Vaccine Candidates with potential utility for the identification and development of Products in the Core Field, to be described in greater detail in Appendix B.

        Section 1.38. "Modified Drug" means a compound, the identification of which is based upon another compound that (a) other than through the use of ****************************** ********************************, prior to or outside of the Millennium Research Program, is known ************************** *************************** to its development as a therapeutic product in the CNS Disorders Field, and (b) is modified by *********************************
********************************************************************** to
improve its therapeutic properties (but not merely to characterize the compound) for use in the CNS Disorders Field.

        Section 1.39.  "NDA" means a New Drug Application filed with the FDA.

        Section 1.40. "Net Sales" means with respect to a Royalty-bearing Product, the gross amount invoiced by AHP, its Affiliates and/or its Sublicensees, on sales or other dispositions of the Royalty-bearing Product to unrelated third parties, less the following items, provided that such items are included in the price charged and do not exceed reasonable and customary amounts in the country in which such sale occurred:

                (a) Trade, cash and quantity discounts actually allowed and taken directly with respect to such sales;

                (b) Tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly with respect to such sales (excluding national, state or local taxes based on income);

                (c) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of rebates or retroactive price reductions; and

                (d) One percent (1%) of Net Sales as an allowance to cover all other items, such as freight, transportation and insurance.

Such amounts shall be determined from the books and records of AHP, its Affiliates and/or its Sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.

        If a Royalty-bearing Product is sold in bulk (as distinguished from packaged pharmaceutical form) for resale in packaged or finished form in a Major Market Country, Net Sales shall be calculated by determining the quantity of Royalty-bearing Product in packaged pharmaceutical form that would reasonably be produced from the bulk quantity of Royalty-bearing Product so sold, and by multiplying such quantity by the average price for such Royalty-bearing Product in packaged pharmaceutical form during the applicable royalty reporting period. If a Royalty-bearing Product is sold, or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services), in a transaction that is not an outright arm's length sale to an independent third party, then the gross amount invoiced in such transaction shall be deemed to be the gross amount that would have been paid had there been such a sale at the average sale price of such Royalty-bearing Product during the applicable royalty reporting period. Net Sales shall not include any consideration received by AHP, its

Affiliates or its Sublicensees in respect of the sale, use or other disposition of a Royalty-bearing Product in a country as part of a clinical trial prior to the receipt of all regulatory approvals required to commence full commercial sales of such Royalty-bearing Product in such country, except sales under "treatment INDs", "named patient sales", "compassionate use sales", or their equivalents pursuant to which AHP, its Affiliates or Sublicensees is/are entitled, under applicable regulatory policies, to recover costs incurred in providing such products to the patients.

        In the event the Royalty-bearing Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B where A is the average sale price of the Royalty-bearing Product when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Royalty-bearing Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Royalty-bearing Product and all other product(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the fair market value of the Royalty-bearing Product and D is the fair market value of all other pharmaceutical product(s) included in the Combination Product. In such event, AHP shall in good faith make a determination of the respective fair market values of the Royalty-bearing Product and all other pharmaceutical products included in the Combination Product, and shall notify Millennium of such determination and provide Millennium with data to support such determination. Millennium shall have the right to review such determination and supporting data, and to notify AHP if it disagrees with such determination. If Millennium does not agree with such determination and the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be referred to the Executive Officers (as defined in Section 2.3(b)(iii) pursuant to Section 2.3(b)(iv)).

        As used above, the term "Combination Product" means any pharmaceutical product which comprises the Royalty-bearing Product and other active compounds and/or ingredients.

        Section 1.41. "Non-Vaccine Product" means a product that (a) is not a Vaccine and (b) comprises (i) a Protein encoded by a Candidate Gene, (ii) another Protein, the identification or development of which is based upon the identification of a Candidate Gene, or (iii) a Gene Therapy Drug, the identification or development of which is based upon the identification of a Candidate Gene.

        Section 1.42. "Party" means AHP or Millennium; "Parties" means AHP and Millennium.

        Section 1.43. "Patent Right(s)" means a patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions and foreign counterparts thereof that is owned or controlled by Millennium and/or by AHP, or a license to the same to which Millennium and/or AHP has the right to grant a sublicense, and may be referred to herein as Millennium Patent Rights, AHP Patent Rights or Joint Patent Rights, as appropriate.

        Section 1.44. "PLA" means a Product License Application filed with the FDA.

        Section 1.45. "Product" means (a) a Small Molecule Product, (b) a Vaccine Product, or (c) a Modified Drug.

        Section 1.46. "Product Patent Blocking Event" means, in any Major Market Country, the reasonable determination by either Party, based upon advice of patent counsel, that a license is required under a third party patent in order to develop, make, have made, use, import, offer for sale or sell a Product, and it has been definitively determined by AHP that such license is not reasonably obtainable.

        Section 1.47. "Program Know-How" means Millennium Program Know-How and AHP Program Know-How, collectively, whether or not developed or acquired solely or jointly by Millennium and/or AHP. Program Know-How includes but is not limited to Candidate Genes, Validated Targets and Validated Vaccine Candidates.

        Section 1.48. "Program Patent Right(s)" means Millennium Program Patent Rights, AHP Program Patent Rights and Joint Program Patent Rights, collectively.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

        Section 1.49. "Protein" means any of a class of compounds composed of a variety of amino acids joined by peptide linkages, including aggregates, hybrids, fragments and analogs thereof, as well as naturally post-translationally modified variants thereof (i.e., glycosylated proteins) and chemically modified versions thereof (e.g., pegylated or liposomally encapsulated proteins).

        Section 1.50. "Requisite Majority" means, with respect to any Management Committee, a majority of the members of such Management Committee, provided that such majority must include at least ******* representatives of each Party.

        Section 1.51. "Research Program" means, collectively, the Millennium Research Program and the AHP Research Program.

        Section 1.52. "Research Program Plan" means the research plan, as more fully described in Section 2.2, that sets forth the schedule and goals of the Research Program, to be attached to this Agreement as Appendix B pursuant to the provisions of Sections 2.2 and 2.3.

        Section 1.53. "Reserve Field" means the disorders set forth in Appendix A.2, as may be modified from time to time pursuant to the provisions of Section 2.4.

        Section 1.54. "Royalty-bearing Modified Drug" means a Modified Drug that has achieved Discovery Project Team Status, as determined in good faith by the CNS JMT (or the successor thereto referred to in Section 2.3(a)(i)(C)), at any time during the period commencing on the Effective Date and ending fifteen (15) years following the termination of the Research Program.

        Section 1.55. "Royalty-bearing Product" means (a) a Royalty-bearing Small Molecule Product, (b) a Royalty-bearing Vaccine Product, or (c) a Royalty-bearing Modified Drug.

        Section 1.56. "Royalty-bearing Small Molecule Product" means a Small Molecule Product that has achieved Discovery Project Team Status, as determined in good faith by the CNS JMT (or the successor thereto referred to in Section 2.3(a)(i)(C)), at any time during the period commencing on the Effective Date and ending **************************** the termination of the Research Program.

        Section 1.57. "Royalty-bearing Vaccine Product" means a Vaccine Product that has achieved Vaccine Development Status, as determined in good faith by the Vaccine Management Team (or the

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

successor thereto referred to in Section 2.3(a)(ii)), at any time during the period commencing on the Effective Date and ending **************************** the termination of the Research Program.

        Section 1.58. "Small Molecule" means a prophylactic or therapeutic agent the active ingredient of which is a compound of molecular weight equal to or less than *************, including without limitation peptido mimetics.

        Section 1.59. "Small Molecule Product" means any product that is a Small Molecule that (a) is identified on the basis of its interaction with a Validated Target in a small molecule screening assay, or (b) is designed or developed using medicinal chemistry, SAR or combinatorial chemistry techniques to interact with a Validated Target. For purposes of clarity, any product that comprises a Protein wherein such product also qualifies as a Small Molecule Product shall be deemed to be a Small Molecule Product.

        Section 1.60. "Steering Committee" means the steering committee, as described in Section 2.3(a)(iii).

        Section 1.61. "Sublicensee" means any third party other than an Affiliate granted the right, subject to the terms and conditions of Article V, to make, import, use, offer to sell or sell a Product(s), but not including a third party that is not granted the right to make such Product(s) but merely purchases such Product(s) in finished form (ready pack or in bulk) for resale.

        Section 1.62. "Technology Patent Blocking Event" means the reasonable determination by either Party, based upon advice of patent counsel, that a license is required under a third party United States patent in order to conduct a substantial portion of the research contemplated hereunder, and it has been definitively determined that such license is not reasonably obtainable.

        Section 1.63.  "Territory" means all countries of the world.

        Section 1.64. "TPT Access and License Agreement" means the Transcription Profiling Technology Access and License Agreement between the Parties hereto that became effective on even date herewith.

        Section 1.65. "Vaccine" means a prophylactic or therapeutic agent that acts by inducing a humoral and/or cell-mediated immune response directed against an antigen.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

        Section 1.66. "Vaccine Development Status" means a discovery research program that AHP has formally designated as having achieved "Vaccine Development Status", or such successor comparable internal criteria as AHP may implement in the future (i.e. AHP has committed to the program the relevant resources to enable development of a Vaccine), provided that AHP shall apply the criteria for assessing Vaccine Development Status (or such successor criteria) in a manner consistent with the criteria applied to other discovery research programs, including discovery research programs generated through internal research programs of AHP or its Affiliates.

        Section 1.67. "Vaccine Management Team" means the joint management team, as described in Section 2.3(a)(ii).

        Section 1.68. "Vaccine Product" means a Vaccine that derives from a Validated Vaccine Candidate.

        Section 1.69. "Valid Claims" means any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise.

        Section 1.70. "Validated Target" means a biological molecule that (a) is
(i) ****************, (ii) *********************** ************* or (iii)
***********************, the identification of which is based upon the identification of a **************, and (b) is suitable (i) for use as a target in a ****************************** (in the case of *************** *********, is suitable for ********************************* **************, and/or (ii)
for use as the ****************** *********************************. The
determination that such biological molecule has achieved the status of a Validated Target shall be made in good faith by the CNS JMT on the basis of the criteria set forth above, as well as the availability of experimental results, generated by Millennium prior to the Effective Date or by Millennium or jointly by the Parties in the course of the Research Program, that (A) are proprietary and potentially patentable, and (B) support a conclusion that intervention of a small molecule drug in the activity of the target should produce
*******************************************************************************
********************************************************************************
*******************************************************************

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

********************************************************************************
*****************************************************.

        Section 1.71. "Validated Vaccine Candidate" means a biological molecule that (a) is (i) ********************** **************, (ii) ***************, the
identification or development of which is based upon the identification of a **************, or (iii) *******************, the identification or development of which is based upon the identification of a **************, and (b) is suitable for development as a Vaccine. The determination that such biological molecule has achieved the status of a Validated Vaccine Candidate shall be made in good faith by Vaccine Management Team on the basis of objective criteria to be set forth in the Research Program Plan with respect to such biological molecule.

        Section 1.72. Additional Definitions. Each of the following definitions is found in the body of this Agreement as indicated:

"Abandoned Market"                                   7.4(d)
"AD Notification"                                    5.7(a)(1)
"Affiliate Agreements"                               XIV
"AHP Indemnified Parties"                            XI(b)
"AHP Indemnifying Parties"                           XI(a)
"Annual Adjustment"                                  8.3(a)
"Automimmune Disease Program"                        5.7(a)
"Bioinformatics Agreement"                           2.6(c)
"Breaching Party"                                    10.2
"Collaboration Summary"                              5.3
"Common Stock"                                       8.2
"Designated Candidate Gene"                          5.6
"Equity Election Notice"                             8.2
"Exchange Act"                                       Appendix D
"Executive Officers"                                 2.3(b)(iii)
"Expansion Field Project"                            2.4(c)(i)
"Expansion Field Project Proposal"                   2.4(c)(i)
"Fair Market Value"                                  8.2
"First Contract Quarter"                             8.3(b)
"Invalidity Claim"                                   6.9(b)
"Measurement Period"                                 8.2
"Milestone Payment"                                  2.4(a)(iv)
"Millennium Indemnified Parties"                     XI(a)
"Millennium Indemnifying Parties"                    XI(b)
"Millennium Reserve Field Project"                   2.4(b)(iv)
"Mutual Consent Fund"                                2.4(a)(ii)
"New Core Field Project"                             2.4(a)(i)

"Non-Breaching Party"                                10.2
"Non-Program New Core Field Project"                 2.4(a)(iv)
"Other Millennium Projects"                          5.4
"Prior Fair Market Value"                            8.2
"Product Related Information"                        7.4(d)
"Protein Therapeutics"                               5.3
"Reimbursement Cost"                                 2.4(a)(iv)
"Rejected Expansion Field Project"                   2.4(c)(ii)
"Rejected Millennium Reserve Field Project"          2.4(b)(iv)
"Reserve Field Project"                              2.4(b)(i)
"Reserve Field Project Proposal"                     2.4(b)(i)
"Safe Harbor Provisions"                             7.5
"Section 6.2 Invention"                              6.2(a)
"Section 7.3 Due Diligence Period"                   7.3(a)
"Solicitation"                                       Appendix D
"Subsequent Contract Quarter"                        8.3(b)
"Termination Notice"                                 2.5(a)
"Total Potential Voting Power"                       Appendix D

                                   Article II

                       Research and Collaboration Program

        Section 2.1. Exclusive Arrangement. During the term of the Millennium Research Program, Millennium agrees that it shall not participate, either alone or in collaboration with a commercial third party, in any research program in which genetics and genomics technologies are used to discover genes responsible for susceptibility to disorders in the CNS Disorders Field (which genes may, in turn, be used to identify and develop Small Molecules and Vaccines for use in the CNS Disorders Field), except pursuant to the terms of this Agreement.

        Section 2.2. Research Program Plan. The Parties shall engage in the Research Program to expedite the discovery and development of Candidate Genes, Validated Targets, Validated Vaccine Candidates and Products in substantial accordance with the research schedule and goals to be set forth in a Research Program Plan, to be attached to this Agreement as Appendix B within one hundred twenty (120) days after the Effective Date (which Research Program Plan is subject to review and modification by the CNS JMT, the Steering Committee and final resolution by the Executive Officers, if required, pursuant to Section 2.3(b)). While the Parties recognize that the Millennium Research Program will be conducted by a greater number of individuals than the number of FTEs to be devoted thereto, the Parties also acknowledge that full-time staffing is important to the Millennium Research

Program. Accordingly, Millennium agrees to provide full-time staffing for the Millennium Research Program (including a full-time program manager) to the extent determined to be appropriate by the CNS JMT. Millennium and AHP also agree to provide staffing for the Millennium Research Program and AHP Research Program, respectively, that is appropriate, in terms of quantity and qualifications, to the tasks to be performed from time to time thereunder.

        Section 2.3. Research Program Management.

                     (a) Management Committees.

                         (i) The CNS JMT.

                             (A) As soon as practicable after the Effective Date, the Parties shall establish a CNS JMT, consisting of four (4) representatives designated by AHP and four (4) representatives designated by Millennium. Each Party shall make its initial designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall cause its representatives to attend the meetings of the CNS JMT. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite non-voting employees and representatives of its Affiliates, as well as consultants or scientific advisors reasonably acceptable to the other Party, to attend the meetings of the CNS JMT (provided that such attendees are bound by obligations of confidentiality). The CNS JMT shall meet no less frequently than once each calendar quarter, and shall meet at such other times as deemed appropriate by the CNS JMT. Each Party may change any one or more of its representatives to the CNS JMT at any time upon notice to the other Party. The location of the CNS JMT meetings shall alternate between Cambridge, Massachusetts and a Wyeth-Ayerst Research facility in Pennsylvania, New York or New Jersey, or as otherwise mutually agreed.

                             (B) Within ninety (90) days after the Effective Date, the CNS JMT shall (1) agree on the specific research projects to be initially pursued under the Research Program, and (2) prepare the Research Program Plan and related budget for the first Contract Year, for submission to the Steering Committee. The CNS JMT shall oversee the disclosure and transfer of relevant Know-How to facilitate the research and development of Candidate Genes, Validated Targets and Products, as well as the disclosure and transfer of Millennium Program Know-How to AHP pursuant to Article III, and the disclosure of AHP Program Know-How to Millennium pursuant to Article III. In addition, the CNS JMT shall be responsible for determining whether or not a biological molecule has achieved Candidate Gene or Validated Target status. At each meeting of the CNS JMT, the progress of the Research Program shall be reviewed and, if necessary, the short-term goals and/or resource allocation for the Millennium Research Program shall be modified. No later than the end of the first month of the second Contract Year and each subsequent Contract Year during the Millennium Research Program, the CNS JMT shall meet to discuss in detail the progress of the Research Program and agree upon the short-term goals for the Millennium Research Program and to prepare amendments to the Research Program Plan as necessary, to be approved by the Steering Committee. In the event that a significant development occurs which may affect the short- or long-term goals or resource allocations of the Research Program or methods of achieving said goals, the CNS JMT shall reconvene, reassess and change such methods, resource allocations and/or goals of the Millennium Research Program, subject to the approval of the Steering Committee. In the event that a Party submits to the CNS JMT a proposal to expand the Core Field pursuant to
                             Section 2.4, the CNS JMT shall reconvene to evaluate such proposal and, if necessary, to prepare its recommendation to the Steering Committee with respect to such proposal.

                             (C) The CNS JMT shall function during the term of the Research Program and thereafter until the provision of the Final Inventory (as that term is defined in Section 7.1) and modifications thereto. Thereafter, the Parties shall implement a mutually agreeable committee or other body to make determinations as to whether Modified Drugs or Small Molecule Products have achieved Discovery Project Team Status.

                        (ii) Vaccine Management Team. In the event that the
                     Research Program Plan, as modified from time to time, provides for research and development activities relating to a Vaccine, the Parties shall, as soon thereafter as is practicable, establish the Vaccine Management Team, consisting of an equal number of representatives of each Party. The administration and duties of the Vaccine Management Team shall be identical to the administration and duties of the CNS JMT, but as applied solely to Vaccines. The Vaccine Management Team shall function during the term of the Research Program and thereafter until the provision of the Final Inventory and modifications thereto. Thereafter, the Parties shall implement a mutually agreeable committee or other body to make determinations as to whether Vaccine Products have achieved Vaccine Development Status.

                       (iii) The Steering Committee.

                             (A) As soon as practicable after the Effective Date, the Parties shall establish a Steering Committee, consisting of three (3) representatives designated by AHP and three (3) representatives designated by Millennium. Each Party shall make its initial designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall cause its representatives to attend the meetings of the Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite non-voting employees (including without limitation members of the CNS JMT or Vaccine Management Team) and representatives of its Affiliates, as well as consultants or scientific advisors reasonably acceptable to the other Party, to attend the meetings of the Steering Committee (provided that such attendees are bound by obligations of confidentiality). The Steering Committee shall meet no less frequently than once each calendar year, and shall meet at such other times as may be requested by either Party. Each Party may change any one or more of its representatives to the Steering Committee at any time upon notice to the other Party. The location of the Steering Committee meetings shall alternate between Cambridge, Massachusetts and a Wyeth-Ayerst Research facility in Pennsylvania, New York or New Jersey, or as otherwise mutually agreed.

                             (B) Within thirty (30) days after the receipt by the Steering Committee of the Research Program Plan and budget for the first Contract Year, the Steering Committee shall review, modify, if necessary, and approve the Research Program Plan and related budget prepared and submitted to it by the CNS JMT. At each meeting of the Steering Committee, the progress of the Research Program shall be reviewed and any modifications by the CNS JMT of the short-term goals and/or resource allocation for the Millennium Research Program shall be evaluated. Other responsibilities of the Steering Committee shall include, without limitation, (1) the review of any determination by the CNS JMT that a biological molecule has achieved Candidate Gene, Validated Target or Validated Vaccine Candidate status, (2) the evaluation of any recommendation made by the CNS JMT to the Steering Committee with respect to the expansion of the Core Field, pursuant to Section 2.4, (3) the determination, if necessary, of the Year Five Extension Benchmark, pursuant to Section 2.5, (4) changes in funding pursuant to Section 8.3, and (5) resolution of matters for which the CNS JMT or Vaccine Management Team is unable to reach agreement by a Requisite Majority.

                             (C) The Steering Committee shall function during the term of the Research Program and thereafter for as long as both Parties agree. Thereafter, the Parties shall implement a mutually agreeable committee or other body to facilitate (i) the resolution of issues as to which the CNS JMT is unable to reach agreement by a Requisite Majority, and (ii) the continuing exchange of information regarding the AHP Discovery Program and the commercialization of Products.

                         (b) Management Committee Decisions. The Parties agree
                   that the objective of the Management Committees shall be to resolve all matters unanimously. However, in the absence of unanimity, the following rules shall apply:

                             (i) CNS JMT. The agreement of a Requisite Majority
                         of the CNS JMT shall be required to take any action. Any member of the CNS JMT who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. The CNS JMT may conduct meetings by telephone or video conference. If the CNS JMT is unable to reach agreement by a Requisite Majority on any issue within its purview, such issue shall be referred to the Steering Committee.

                             (ii) Vaccine Management Team. The agreement of a
                         Requisite Majority of the Vaccine Management Team shall be required to take any action. Any member of the Vaccine Management Team who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. The Vaccine Management Team may conduct meetings by telephone or video conference. If the Vaccine Management Team is unable to reach agreement by a Requisite Majority on any issue within its purview, such issue shall be referred to the Steering Committee.

                             (iii) The Steering Committee. The agreement of a
                         Requisite Majority of the members of the Steering Committee shall be required to take any action. Any member of the Steering Committee who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. The Steering Committee may conduct meetings by telephone or video conference. If the Steering Committee is unable to reach a decision by a Requisite Majority on any issue within its purview, including without

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                         limitation unresolved issues referred to it by the CNS JMT or Vaccine Management Team, such issue shall be referred to the President of Wyeth-Ayerst Research Laboratories and the Chief Executive Officer of Millennium (the "Executive Officers") for resolution.

                             (iv) Decisions by the Executive Officers. The
                         Executive Officers shall have the authority to resolve issues referred to them by the Steering Committee, as well as other issues designated in this Agreement for resolution by the Executive Officers. It is the intention of the Parties that any issue referred to the Executive Officers shall be resolved by negotiation in good faith as soon as practicable but no later than thirty (30) days after its referral. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual so engaged by each Executive Officer to be reasonably acceptable to the other Executive Officer in terms of independence and expertise, and shall be engaged under obligations of confidentiality) to assist the Executive Officer in making a joint determination in the best interests of the collaboration, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination. Such resolution, if any, of a referred issue shall be final and binding on the Parties, and the Parties shall instruct the members of the Steering Committee designated by them to approve such resolution.

        Section 2.4. Mechanism For Expansion of Collaboration.

                     (a) New Core Field Projects.

                             (i) Assessment by Management Committees. Commencing
                         with the beginning of ********* Contract Year and from time to time thereafter during the term of the Research Program, Millennium or AHP may submit to the CNS JMT research plans for projects within the Core Field not then currently in the Research Program and which may require funding above the minimum budget specified in the Research Program Plan (a "New Core Field Project"). Within thirty (30) days after the submission of a research plan for a New Core Field Project, the CNS JMT shall consider in good faith, and

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                         make a decision with respect to, the merits of such
                         project, including its scientific feasibility, its commercial utility and its priority relative to other projects in the Research Program at that time. In the event that the CNS JMT decides that the New Core Field Project has merit and can be undertaken within the scope of the minimum budget specified in the Research Program Plan (including through a replacement of an existing project), the CNS JMT shall (A) incorporate the New Core Field Project into the Research Program; and (B) notify the Steering Committee of its decision. In the event that the CNS JMT decides that the New Core Field Project does not have merit, it shall so inform the Parties and Millennium shall have the right but not the obligation to undertake such project as a Non-Program New Core Field Project (as that term is defined in Section 2.4(a)(iv)). In the event that the CNS JMT decides that the New Core Field Project has merit but requires funding above the minimum budget specified in the Research Program Plan, the CNS JMT shall submit its decision to the Steering Committee for evaluation. In the event that the CNS JMT is unable to reach a decision with respect to the merit of a New Core Field Project, the matter shall be referred to the Steering Committee for resolution.

                             Within ********** days of receipt of (X) a
                         recommendation from the CNS JMT that a New Core Field Project should be incorporated into the Research Program with additional funding, or (Y) a request from the CNS JMT to resolve the matter of whether a New Core Field Project should be incorporated into the Research Program, the Steering Committee shall consider in good faith, and make a decision with respect to, the merits of the project, including its scientific feasibility, its commercial utility and its priority relative to other projects in the Research Program at the time. In the event that the Steering Committee decides that the New Core Field Project has merit and can be undertaken within the scope of the existing budget (including through a replacement of an existing project), the Steering Committee shall instruct the CNS JMT to incorporate the New Core Field Project into the Research Program. In the event that the Steering Committee decides that the New Core Field Project does not have merit, it shall inform the CNS JMT and Millennium shall have the right but not the obligation to undertake such

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                         project as a Non-Program New Core Field Project (as
                         that term is defined in Section 2.4(a)(iv)). In the event that the Steering Committee decides that the New Core Field Project has merit but requires funding above the minimum budget specified in the Research Program Plan, the Steering Committee shall (I) instruct the CNS JMT to incorporate the New Core Field Project into the Research Programs, and (II) approve funding, pursuant to the provisions set forth in Section 2.4(a)(ii), through either the use of the Mutual Consent Fund (as that term is defined in Section 2.4(a)(ii)) or through an increase by AHP in the budget of the Research Program.

                             (ii) Additional Funding for New Core Field
                         Projects. In the event that the Steering Committee or, if necessary, the Executive Officers approve(s) additional funding to permit the incorporation of a New Core Field Project into the Research Program, such funding shall be guaranteed and provided from one of two sources. The Steering Committee shall have the right to release funds in support of a New Core Field Project from a mutual consent fund (the "Mutual Consent Fund") which shall operate as follows: Funds from the Mutual Consent Fund that have been approved by the Steering Committee for expenditure shall be provided by Millennium, provided, however, that (A) Millennium's expenditures funded through the Mutual Consent Fund shall not exceed ********************************* in any Contract Year and Millennium's total expenditures from the Mutual Consent Fund shall not exceed *******
                         **************************************************
                         ****************, (B) Millennium shall provide AHP with a quarterly accounting of its Mutual Consent Fund expenditures, and (C) Millennium shall submit to AHP an annual invoice indicating Millennium's Mutual Consent Fund expenditures during a Contract Year within thirty
                         (30) days after the end of such Contract Year (and a final bill within thirty (30) days after the end of the Research Program) for reimbursement and AHP shall reimburse Millennium for such expenditures with thirty-one (31) days after AHP's receipt of such invoice. Alternatively, the Steering Committee may decide that additional funding to permit the incorporation of a New Core Field Project into the Research Program shall be provided directly by AHP through an increase in the budget of the Research Program and not through the Mutual Consent Fund.

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                             (iii) Consequence of Incorporation of a New Core
                         Field Project into the Research Program. In the event that a New Core Field Project is incorporated into the Research Program, all rights and obligations set forth in this Agreement with respect to any project within the Research Program shall apply to such New Core Field Project.

                             (iv) Non-Program New Core Field Project. In the
                         event that (A) the CNS JMT or the Steering Committee or, if necessary, the Executive Officers decide(s) that a New Core Field Project does not have merit and, accordingly, should not be incorporated into the Research Program, (B) the Steering Committee or, if necessary, the Executive Officers decide(s) that a New Core Field Project should be incorporated into the Research Program with increased funding but that such funding shall not be provided directly by AHP and the funds available through the use of the Mutual Consent Fund have been exhausted, or (C) neither the Management Committees nor the Executive Officers can reach a decision with respect to the proposed incorporation of a New Core Field Project into the Research Program, then Millennium shall have the right but not the obligation to undertake such New Core Field Project as a non-program New Core Field Project (a "Non-Program New Core Field Project"). Such Non-Program New Core Field Project shall be managed and funded entirely by Millennium, provided, however, that Millennium (X) shall
                         *****************************************************
                         *********** with respect to such Non-Program New Core Field Project, ***********************************, (Y)
                         shall provide the CNS JMT with quarterly updates of the progress on any such Non-Program New Core Field Project, and (Z) shall *****************************,
                         ***************************************************, to
                         *********** such Non-Program New Core Field Project
                         **** ********************.

                             In the event that ************************,
                         pursuant to this Section 2.4(a)(iv), ************** a Non-Program New Core Field Project ***************** *********************************** set forth in this
                         Agreement with respect to any project within the **************** shall apply to such New Core Field Project, and all Know-How and Patent Rights developed or acquired by Millennium in the course of such Non-Program

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                         New Core Field Project ******************************
                         ******************** shall be deemed to be **********
                         **************** and ********************************,
                         respectively. *************************** at any time
                         during the term of the Research Program as follows: (1) during the first year of funding by Millennium of the Non-Program New Core Field Project, **************
                         **************************************************
                         ************ reasonably allocable (such allocation to be consistently applied by Millennium and confirmed by Millennium's certified public accountants) to the relevant Non-Program New Core Field Project that Millennium has incurred from the date on which such project was initiated until the date on which the option is exercised, including but not limited to ************* *********************************** and
                         the costs attributable to ************************* or
                         ******** ******** which are directly attributable to such Non-Program New Core Field Project, as determined in a manner consistent with Section 8.3 (the ************** *****); plus
                         ******************************************* ********
                         which would have been paid under Section 8.4 had the Non-Program New Core Field Project been a part of the Research Program from such project's inception (a *******************); and (2) during the second and each subsequent year of funding by Millennium of the Non-Program New Core Field Project, by paying Millennium *** **************************** of the
                         *******************; plus ************************** of
                         any Milestone Payment.

                     (b) Reserve Field Projects.

                         (i) Assessment by Management Committees. Commencing
                     with the beginning of the ******************** and from time to time thereafter during the term of the Research Program, Millennium or AHP may submit to the CNS JMT research plans for projects within the Reserve Field not then currently in the Research Program (a "Reserve Field Project"), provided, however, that (A) research proposals for a Reserve Field Project with respect to ************************* may be submitted to the CNS JMT commencing with the beginning of the ********************,
                     (B) Millennium may not submit more than ***************** for Reserve Field Projects (a "Reserve Field Project Proposal") in any ***************** period, and (C) the Parties may at any time during the term of the Research Program agree to incorporate a project within the

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Reserve Field into the Research Program and the disease that is the subject of such project shall become a part of the **********. The Parties hereby agree that a Reserve Field Project Proposal shall include, without limitation, a clear, well defined, scientific rationale that may reasonably lead to the discovery of Validated Target(s) and/or Validated Vaccine Candidate(s) of sufficient importance in the target disease that small molecule drugs directed against those Validated Target(s) and/or Vaccines derived from such Validated Vaccine Candidate(s) should offer a meaningful clinical advance.

        As soon as practicable but no later than thirty (30) days after the submission of a Reserve Field Project Proposal, the CNS JMT shall consider in good faith, and make a decision with respect to, the merits of the project that is the subject of such proposal, including its scientific feasibility, its commercial utility and its priority relative to other projects in the Research Program at that time. In the event that the CNS JMT decides that the Reserve Field Project has merit and can be undertaken within the scope of the minimum budget specified in the Research Program Plan (including through a replacement of an existing project), the CNS JMT shall incorporate the Reserve Field Project into the Research Program upon approval by the Steering Committee. In the event that the CNS JMT decides that (X) the Reserve Field Project does not have merit or (Y) the Reserve Field Project has merit but requires funding above the minimum budget specified in the Research Program Plan, the CNS JMT shall submit its decision to the Steering Committee for evaluation. In the event that the CNS JMT is unable to reach a decision with respect to the merit of a Reserve Field Project, the matter shall be referred to the Steering Committee for resolution.

        As soon as practicable but no later than *************** after receipt of (I) a recommendation from the CNS JMT that a Reserve Field Project should not be incorporated into the Research Program, (II) a recommendation from the CNS JMT that a Reserve Field Project should be incorporated into the Research Program with additional funding, or (III) a request from the CNS JMT to resolve the matter of whether a Reserve Field Project should be incorporated into the Research Program, the Steering Committee shall consider in good faith, and make a decision with respect to, the merits of the project, including its scientific feasibility, its commercial utility and its priority relative to other projects in the

                                     - 27 -
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Research Program at the time. In the event that the Steering Committee decides that the Reserve Field Project has merit and can be undertaken within the scope of the existing budget (including through a replacement of an existing project), the Steering Committee shall instruct the CNS JMT to incorporate the Reserve Field Project into the Research Program. In the event that the Steering Committee decides that the Reserve Field Project does not have merit, it shall so inform the CNS JMT. For any such project that was submitted to the CNS JMT by Millennium, Millennium shall have the right but not the obligation to undertake such project as a Rejected Millennium Reserve Field Project (as that term is defined in Section 2.4(b)(iv)), provided, however, that if the Steering Committee decides that the proposed Reserve Field Project lacks merit but that nevertheless there is merit in initiating a different project that targets the disease that is the subject of the rejected Reserve Field Project Proposal, then the Steering Committee may instruct the CNS JMT to submit, within thirty (30) days after the receipt of such instruction, a Reserve Field Project Proposal describing a new project that targets such disease for evaluation by the Steering Committee pursuant to the provisions of this Section 2.4(b)(i), provided, further, that the Steering Committee may take this action only one (1) time with respect to each disease in the Reserve Field. In the event that the Steering Committee decides that the Reserve Field Project has merit but requires funding above that specified in the minimum budget set forth in the Research Program Plan, the Steering Committee shall (1) instruct the CNS JMT to incorporate the Reserve Field Project into the Research Programs; and (2) approve funding, pursuant to the provisions set forth in Section 2.4(b)(ii) below, either through the use of the Mutual Consent Fund or through an increase by AHP in the budget of the Research Program.

        (ii) Additional Funding for Reserve Field Projects. In the event that the Steering Committee or, if necessary, the Executive Officers approve(s) additional funding to permit the incorporation of a Reserve Field Project into the Research Program, such funding shall be guaranteed and provided from one of two sources. The Steering Committee shall have the right to release funds in support of a Reserve Field Project from the Mutual Consent Fund, which shall operate as set forth in Section 2.4(a)(ii). Alternatively, the Steering Committee may decide that additional funding to permit the incorporation of a Reserve Field Project into the Research Program shall be provided directly by AHP through an

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increase in the budget of the Research Program and not through the Mutual
Consent Fund.

        (iii) Consequence of Incorporation of a Reserve Field Project into the Research Programs. In the event that a Reserve Field Project is incorporated into the Research Program, (A) ************************** set forth in the Agreement with respect to ************ within the ******** ******* shall apply to **************************, and (B) the disease that is the subject of such Reserve Field Project shall become a part of the Core Field and shall no longer be a part of the Reserve Field.

        (iv) Rejected Millennium Reserve Field Project. In the event that (A) a Reserve Field Project is submitted to the CNS JMT by Millennium (a "Millennium Reserve Field Project") and (B) (1) the Steering Committee, or if necessary, the Executive Officers decide(s) that such Millennium Reserve Field Project does not have merit and, accordingly, should not be incorporated into the Research Program (and no alternative project targeting the disease that is the subject of such Millennium Reserve Field Project is identified pursuant to the terms of
Section 2.4(b)(i)), (2) the Steering Committee or, if necessary, the Executive Officers decide(s) that such Millennium Reserve Field Project should be incorporated into the Research Program with increased funding but the funds available through the use of the Mutual Consent Fund have been exhausted and AHP does not agree to provide the recommended additional funding, or (3) neither the Management Committees nor the Executive Officers can reach a decision with respect to the proposed incorporation of such Millennium Reserve Field Project into the Research Program, then the disease that is the subject of such rejected Millennium Reserve Field Project (a "Rejected Millennium Reserve Field Project") shall cease to be a part of the Reserve Field and shall become part of the Expansion Field (see Section 2.4(c)). The specific Rejected Millennium Reserve Field Project shall be deemed a Rejected Expansion Field Project (see Section 2.4(c)) and shall be handled accordingly. For the sake of clarity, a disease can cease to be a part of the Reserve Field and become a part of the Expansion Field only if such disease is the subject of a Rejected Millennium Reserve Field Project.

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        (c) Expansion Field Projects

             (i) Assessment by Management Committees. Commencing ***************************** after the Effective Date and from time to time thereafter during the term of the Research Program, Millennium or AHP may submit to the CNS JMT research plans for projects within the Expansion Field not then currently in the Research Program (an "Expansion Field Project"). Within thirty (30) days after the submission of a proposal for an Expansion Field Project (an "Expansion Field Project Proposal"), the CNS JMT shall consider in good faith, and make a recommendation to the Steering Committee with respect to, the merits of such project, including its scientific feasibility and its commercial utility.

             As soon as practicable but no later *********** ********* after receipt of (X) a recommendation from the CNS JMT that an Expansion Field Project should not be incorporated into the Research Program, (Y) a recommendation from the CNS JMT that an Expansion Field Project should be incorporated into the Research Program with additional funding, or
        (Z) a request from the CNS JMT to resolve the matter of whether an Expansion Field Project should be incorporated into the Research Program, the Steering Committee shall consider in good faith, and make a decision with respect to, the merits of the project, including its scientific feasibility and its commercial utility. In the event that the Steering Committee decides that the Expansion Field Project does not have merit, it shall so inform the CNS JMT and Millennium shall have the right but not the obligation to undertake such project as a Rejected Expansion Field Project (as that term is defined in Section 2.4(c)(ii) below). In the event that the Steering Committee decides that the Expansion Field Project has merit, the Steering Committee shall instruct the Parties to enter into good faith negotiations, pursuant to the provisions set forth in Section 2.4(c)(ii) below.

             (ii) Negotiations with respect to Expansion Field Projects. In the event that the Steering Committee or, if necessary, the Executive Officers instruct(s) the Parties to enter into good faith negotiations with respect to an Expansion Field Project, then the Parties shall have a period of ***************** days in which to agree to, and to prepare a definitive agreement

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        reflecting, the terms and conditions pursuant to which such Expansion
        Field Project shall be funded by AHP. In the event that (A) the Steering Committee or, if necessary, the Executive Officers decide(s) that an Expansion Field Project does not have merit, (B) neither the Management Committees nor the Executive Officers can reach a decision with respect to an Expansion Field Project, or (C) the Parties fail to reach a definitive agreement with respect to an Expansion Field Project within ****************, pursuant to this Section 2.4(c)(ii), then Millennium shall have the right but not the obligation to undertake the rejected Expansion Field Project (a "Rejected Expansion Field Project") either alone or in collaboration with a third party, provided, however, that
        (i) Millennium shall only have this right with respect to a project that was submitted to the CNS JMT by Millennium and (ii) Millennium shall
        ************************************************************************
        ************* *********** with respect to a Rejected Expansion Field Project pursuant to an agreement, *************************************
        ******************************************************. If Millennium
        enters into a collaboration with a commercial third party relating to such Rejected Expansion Field Project, then the disease that is the target of such Rejected Expansion Field Project shall cease to be part of the CNS Disorders Field. In the event that prior to entering into a collaboration with a commercial third party with respect to the Rejected Expansion Field Project, either (x) ********************* or information ********** ********* the scientific *********** of the Rejected
        Expansion Field Project ****************** by Millennium, or (y) Millennium intends to pursue additional projects relating to the disease that is the target of such Rejected Expansion Field Project, such projects shall be submitted to the CNS JMT as a new Expansion Field Project and handled as described in this Section 2.4(c).

        Section 2.5. Term of the Millennium Research Program; Extension Benchmarks.

                (a) Millennium shall conduct the Millennium Research Program for the first seven (7) Contract Years; provided, however, that AHP may terminate the Millennium Research Program by providing notice to Millennium (the "Termination Notice") (i) at any time during the ten
        (10) Business Day

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        period following the conclusion of the third Contract Year, if, at the conclusion of the third Contract Year, the Year Three Extension Benchmark (as that term is defined below) has not been achieved, or (ii) at any time during the ten (10) Business Day period following the conclusion of the fifth Contract Year, if, at the conclusion of the fifth Contract Year, the Year Five Extension Benchmark (to be determined by the Steering Committee as described below) has not been achieved. As used herein, the term "Year Three Extension Benchmark" means that at least ************************* have been identified (i.e., have met the criteria for ****************** and **********************************
        ***********************************************************************
        *********************************************************************
        *********), provided that the foregoing criteria for the Year Three Extension Benchmark shall be subject to modification to be agreed upon in good faith based upon the prioritization of research within the Millennium Research Program (e.g., such criteria could include *************************** to the extent work thereon is contemplated by the Research Program Plan). In the event that the term of the Millennium Research Program is extended to at least five (5) Contract Years, the Year Five Extension Benchmark will be determined in good faith by the Steering Committee within ninety (90) days following the commencement of the fourth Contract Year.

             (b) If Millennium achieves the Year Three Extension Benchmark, then the Millennium Research Program shall continue for at least an additional two (2) Contract Years at the level of funding set forth in Budget 1 in Section 8.3(a) and, upon the election of Millennium, AHP shall make the required equity purchase set forth in Section 8.2. If Millennium fails to achieve the Year Three Extension Benchmark but AHP does not elect to terminate the Millennium Research Program as a result thereof, then the Millennium Research Program shall, at AHP's option and with no equity purchase by AHP pursuant to Section 8.2, continue for at least an additional two (2) Contract Years at the level of funding set forth for those Contract Years in Budget 2 in Section 8.3(a). The foregoing choice shall be made by AHP within ten (10) Business Days following the conclusion of the third Contract Year. In the event that AHP elects to extend the term of the Millennium Research Program pursuant to this Section 2.5(b) and Millennium achieves the Year Five Extension Benchmark, AHP shall be obligated, upon the election of Millennium, to make the equity purchase triggered by such achievement, as set forth in Section 8.2.

             (c) If the term of the Millennium Research Program is extended to at least five (5) Contract Years, and Millennium fails to achieve the Year Five Extension Benchmark but AHP does not elect to terminate the Millennium Research Program as a result thereof, then the Millennium Research Program shall, at AHP's option and with no equity purchase by AHP pursuant to Section 8.2, continue for the remaining two (2) Contract Years of the seven (7) Contract Year Term at the reduced level of funding set forth in Budget 2 in Section 8.3(a) if Millennium had not achieved the Year Three Extension Benchmark or Budget 3 in Section 8.3(a) if Millennium had achieved the Year Three Extension Benchmark. The foregoing choice shall be made by AHP within ten (10) Business Days following the conclusion of the fifth Contract Year.

             (d) If Millennium achieves both the Year Three Extension Benchmark and the Year Five Extension Benchmark, then the Millennium Research Program shall continue for the entire seven (7) Contract Year term at the funding level set forth in Budget 1 in Section 8.3(a) and AHP, at the election of Millennium, shall make both equity purchases set forth in Section 8.2.

        Section 2.6. Termination of the Millennium Research Program. In addition to the right of AHP to terminate the Millennium Research Program pursuant to
Section 2.5 in the event that the Year Three Extension Benchmark or Year Five Extension Benchmark is not achieved, AHP shall have the following rights to terminate the Millennium Research Program:

             (a) Termination Upon Change of Control. AHP shall have the right to terminate the Millennium Research Program upon the occurrence of a Change of Control during the term of the Millennium Research Program by providing written notice of termination to Millennium within sixty (60) days following receipt of written notice of the occurrence of such Change of Control. Millennium agrees to provide AHP with written notice of a Change of Control within ten (10) Business Days following the occurrence thereof.

             (b) Termination Upon a Change in Strategic Direction or a Technology Patent Blocking Event. AHP shall have the right to terminate the Millennium Research Program (i) upon the occurrence of a Change in Strategic Direction by providing written notice of termination to Millennium indicating its belief that such a Change in Strategic Direction has occurred and specifying its reasons for such belief, or (ii) in the event that a Technology Patent Blocking Event has occurred by providing written notice of termination to Millennium indicating its belief that a Technology Patent Blocking Event has occurred and specifying its reasons for such belief. Such termination shall be effective sixty (60) days following Millennium's receipt of any such notice unless Millennium, during such sixty (60) day period, objects in writing to such termination and provides reasons for its belief that a Change in Strategic Direction or a Technology Patent Blocking Event, as applicable, has not occurred. Any disagreement relating to the occurrence of a Change in Strategic Direction or a Technology Patent Blocking Event, as applicable, shall be resolved by the Executive Officers pursuant to Section 2.3(b)(iv) above..

             (c) Termination Upon Certain Unsuccessful Technology Transfers. AHP shall have the right to terminate the Millennium Research Program during the period beginning on the first day of the fourth Contract Year and ending ninety
(90) days thereafter in the event that (a) AHP has terminated the TPT Access and License Agreement and (i) AHP has made one or more requests for a transfer of MTPT, including a request for RADE (as such terms are defined in the TPT Access and License Agreement), and (ii) there has not occurred at least one (1) Successful Transfer (as defined in the TPT Access and License Agreement); or (b) AHP has terminated the software license agreement between Millennium and AHP effective as of August 1, 1996 (the "Bioinformatics Agreement") on the basis that Millennium failed to complete the initial installation of the Millennium Bioinformatics Technology in accordance with the Acceptance Criteria (as such terms are defined in the Bioinformatics Agreement). Any such termination shall be effected by written notice from AHP to Millennium provided during the ninety
(90) day period specified above, and shall be effective sixty (60) days after such notice.

             (d) For the sake of clarity, the termination of the Millennium Research Program, pursuant to this Section 2.6, shall not constitute a termination of this Agreement.

        Section 2.7. Diligence. The Parties shall (a) use reasonable efforts in pursuing and conducting research and development of all Candidate Genes, Validated Targets, Validated Vaccine Candidates and related assays developed under the Research Program; (b) furnish, maintain and preserve suitable and sufficient laboratory facilities, equipment and personnel for the research and development to be undertaken by the Parties in the course of the Research Program; (c) perform their obligations hereunder in good faith in a scientifically/commercially reasonable and workpersonlike manner; and (d) use reasonable efforts to carry out all work done in connection with the Research Program in compliance with any federal, state or local laws, regulations and guidelines governing the conduct of such work.

                                  Article III

                             Disclosure of Know-How

        Section 3.1. Millennium Know-How. Commencing on the Effective Date, Millennium shall disclose to AHP all existing Millennium Program Know-How which Millennium reasonably believes to be necessary to the Research Program, as described in the Research Program Plan. Millennium shall disclose to AHP on an ongoing basis for the duration of the Millennium Research Program all additional Millennium Program Know-How which Millennium reasonably believes to be necessary to the successful execution of the Research Program, as described in the Research Program Plan. Notwithstanding the foregoing, Millennium need not disclose to AHP any Know-How which Millennium is precluded from disclosing under any agreement binding upon it pursuant to any of the agreements listed in Appendix C, as amended by Millennium from time to time, provided, however, that Millennium shall not, without the prior written consent of AHP, enter into any future agreement with a third party relating to the Millennium Program Know-How which would limit the ability of Millennium to disclose Millennium Program Know-How to AHP pursuant to the provisions of this Agreement or is otherwise inconsistent with the licenses granted by Millennium to AHP in the CNS Disorders Field under this Agreement.

        Section 3.2. Biological Materials. Millennium shall also provide AHP with Millennium Program Know-How in the form of genes, gene fragments, vectors, cell lines, strains, transgenic organisms, model organisms, DNA and DNA fragments and other biological materials, as well as information relating to such materials, which Millennium reasonably believes to be necessary to AHP's activities in the Research Program, as described in the Research Program Plan, and the AHP Discovery Program. Notwithstanding the foregoing, Millennium need not provide AHP with any such biological materials or related information which Millennium is precluded from providing under any agreement binding upon it pursuant to any of the agreements listed in Appendix C, as amended by Millennium from time to time, provided, however, that Millennium shall not, without the prior written consent of AHP, enter into any future agreement with a third party relating to the Millennium Program Know-How which would limit the ability of Millennium to provide AHP, pursuant to this Section 3.2, with the biological materials and related information which Millennium reasonably believes to be necessary to AHP's activities in the Research Program and the AHP Discovery Program.

        Section 3.3. AHP Program Know-How. AHP shall disclose to Millennium such AHP Program Know-How which AHP reasonably believes is necessary for Millennium to carry out its obligations within the Millennium Research Program, as described in the Research Program Plan; provided, however, that AHP need not disclose to Millennium any AHP Program Know-How which AHP is precluded from disclosing under any agreement binding upon it.

                                   Article IV

                                Confidentiality

        Section 4.1. Confidential Information and Know-How. All Know-How or other Confidential Information disclosed by one Party to the other during the term of this Agreement shall not be used by the receiving Party except in connection with the Research Program or the identification, selection, preparation, development, manufacture or sale of Products, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for regulatory approval of Products developed by AHP), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Know-How or other Confidential Information:

                (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

                (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

                (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public, other than through the sale of Products in the ordinary course, through no fault or omission on the part of the receiving Party or its Sublicensees; or

                (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

                (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

        Section 4.2. Employee Obligations. Millennium and AHP each agree that it shall provide Know-How and other Confidential Information received from the other Party only to its employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.

        Section 4.3. Publications. The Parties acknowledge that scientific lead time is a key element of the value of the research to be performed under this Agreement and further agree that scientific publications must be strictly monitored to prevent any adverse effect of premature publication of results of the Research Program. The CNS JMT shall establish a procedure for publication review and approval and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication. Each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the research performed in the course of the Research Program and/or the AHP Discovery Program. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. If, as soon as reasonably possible but no longer than sixty (60) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

any Program Patent Rights or Program Know-How, then such Party shall delay such proposed publication sufficiently long to permit the timely preparation and first filing of patent application(s) on the information involved, provided, however, that (i) with respect to any agreement between Millennium and a third party listed in Appendix C as of the Effective Date (and any extensions thereof), the terms and conditions of such agreement (and any extensions thereof) that govern the review, approval and delay of any scientific publications relating to such agreement shall remain in full force and effect notwithstanding any provision of this Section 4.3 to the contrary, and (ii) with respect to any future agreement entered into by Millennium with a third party relating to the Millennium Program Patent Rights and/or the Millennium Program Know-How, Millennium shall not agree to any terms and conditions governing the review, approval and delay of scientific publications that are inconsistent with those set forth in this Section 4.3, without the prior written consent of AHP.

        Section 4.4. Term. All obligations of confidentiality and non-use imposed under this Article IV shall expire ************** ********* termination or expiration of this Agreement.

                                   Article V

                                Grant of Rights

        Section 5.1. Technology Licenses.

                (a) Licenses to Millennium Program Know-How and Millennium Program Patent Rights. Subject to the terms and conditions of this Agreement, Millennium hereby grants to AHP and its Affiliates (i) a fully paid-up, non-royalty bearing (other than with respect to Products as provided in Section 8.5), co-exclusive (with Millennium to the extent necessary to enable Millennium to conduct the activities contemplated by Sections 2.2 and 2.4 of this Agreement), right and license, without the right to grant sublicenses, under Millennium Program Know-How, Millennium Program Patent Rights and Millennium's rights in Joint Program Know-How and Joint Program Patent Rights, to (1) discover, make and use Candidate Genes, Validated Targets and Validated Vaccine Candidates in the Territory to research and develop Small Molecule Products and/or Vaccine Products for use in the treatment of medical indications in the CNS Disorders Field and (2) research and develop Modified Drugs, and (ii) a fully paid-up non-royalty bearing (other than with respect to Products as provided in Section 8.5), non-exclusive right and license, without the right to grant sublicenses, under Millennium Program Know-How, Millennium Program Patent Rights, and Millennium's rights in Joint Program Know-How and Joint Program Patent Rights to make and use Validated Targets and Validated Vaccine Candidates in the Territory to research and develop Small Molecule Products and/or Vaccine Products for use in the treatment of medical indications outside of the CNS Disorders Field.

        (b) Licenses to AHP Program Know-How and AHP Program Patent Rights. Subject to the terms and conditions of this Agreement, AHP hereby grants to Millennium a fully paid-up, non-royalty bearing non-exclusive right and license, without the right to grant sublicenses, (i) under AHP Program Know-How and AHP Program Patent Rights to discover, make and use Candidate Genes, Validated Targets and Validated Vaccine Candidates in the Territory in the course of, and for purposes of performing its obligations under, the Millennium Research Program, (ii) under AHP Program Know-How and AHP Program Patent Rights to discover, research, develop, make, use, sell and offer to sell products for which Millennium has retained rights pursuant to this Agreement, as set forth in
Section 5.8, for use in the treatment of medical indications in the CNS Disorder Field, and (iii) under AHP Program Know-How to discover, research, develop, make, use, sell and offer to sell products for use in the treatment of medical indictions outside the CNS Disorders Field, provided that the foregoing license grants shall in no event be construed to grant to Millennium any rights in any AHP product, and the license granted under subsection (iii) shall not confer upon Millennium the right to use any compounds, genes, gene fragments, vectors, cell lines, strains, transgenic organisms, model organisms, DNA and DNA fragments and other biological materials owned or otherwise controlled by AHP.

        (c) Rights to Joint Program Know-How and Joint Program Patent Rights. Subject to the co-exclusive and exclusive licenses granted in Sections 5.1 and 5.2, each Party shall have the right to employ Joint Program Know-How and Joint Program Patent Rights in the research, development and commercialization of pharmaceutical products, whether in or outside of the CNS Disorders Field.

        Section 5.2. Product Licenses. Subject to the terms and conditions of this Agreement, Millennium hereby grants to AHP and its Affiliates (a) an exclusive, royalty bearing license, under Millennium Program Know-How, Millennium Program Patent Rights and Millennium's rights in Joint Program Know-How and Joint Program Patent Rights, to make, have made, import, use, have used, offer to sell, sell and have sold Small Molecule Products and Vaccine Products for use in the treatment of medical indications in the CNS Disorders Field within the Territory, (b) an exclusive royalty bearing license, under Millennium Program Know-How, Millennium Program Patent Rights and Millennium's rights in Joint Program Know-How and Joint Program Patent Rights, to make, have made, import, use, have used, offer to sell, sell and have sold Modified Drugs for use in the treatment of medical indications in and outside of the CNS Disorders Field within the Territory, and (c) a non-exclusive, royalty bearing license, under Millennium Program Know-How and Millennium Program Patent Rights and Millennium's rights in Joint Program Know-How and Joint Program Patent Rights, to make, have made, import, use, have used, offer to sell, sell and have sold Small Molecule Products and Vaccine Products for use in the treatment of medical indications outside of the CNS Disorders Field within the Territory. Such licenses shall include the right to grant sublicenses, on notice to Millennium as soon as reasonably possible, provided, however, (i) AHP shall be responsible for all obligations of AHP's Affiliates and Sublicensees hereunder, and guarantees to Millennium the performance of all such obligations, and (ii) the payment of royalties on Net Sales of Small Molecule Products, Vaccine Products or Modified Drugs shall remain a direct obligation of AHP, regardless of whether sales are made by AHP or an AHP Affiliate or Sublicensee.

        Section 5.3. AHP's Right of First Refusal with Respect to Non-Vaccine Products. During the term of the Research Program, Millennium and AHP agree to discuss collaborations concerning the development and commercialization of Non-Vaccine Products for use in the CNS Disorders Field on a product-by-product basis. The initial opportunity to begin such discussions concerning a Non-Vaccine Product shall arise when, in the course of the Research Program, either Party recognizes the possibility for developing such Non-Vaccine Product. When this occurs, the Party recognizing such possibility shall present such information to the other Party and such other Party shall have a period of forty-five (45) days in which to initiate good faith negotiations concerning a potential collaboration with respect to such Non-Vaccine Product. If such negotiation is initiated, the Parties shall have a period of ninety (90) days in which to execute a definitive agreement, the terms and conditions of which shall govern any collaboration between the Parties with respect to such Non-Vaccine Product.

        If either (a) a negotiation concerning a potential collaboration with respect to a Non-Vaccine Product is not initiated, or (b) the Parties cannot agree to the terms of a collaboration with respect to such Non-Vaccine Product, then Millennium shall have the exclusive right, either alone or in collaboration with a third party, to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold such Non-Vaccine Product for use in and outside of the CNS Disorders Field within the Territory, provided, however, that Millennium shall not, without AHP's prior written consent, enter into a collaboration with a third party with respect to such Non-Vaccine Product pursuant to an agreement, the terms and conditions of which are, on the whole, more favorable than those offered by Millennium to AHP.

        Notwithstanding the foregoing provisions of this Section 5.3, the Parties agree and acknowledge that Millennium shall have the right to enter into a collaboration with a commercial third party with respect to the research, development and/or commercialization of a broad class of Millennium therapeutic product opportunities that comprise Proteins ("Protein Therapeutics") and/or Gene Therapy Drugs, the significant majority of which are not likely to be useful as therapeutic products in the CNS Disorders Field; examples of such a class include without limitation: (i) Protein Therapeutics isolated from an individual cell or tissue type such as T cells or monocytes; (ii) Protein Therapeutics isolated from a set of several individual cell or tissue types;
(iii) Protein Therapeutics of a specific structural or functional class such as chemokines; and (iv) Gene Therapy Drugs that contain a particular delivery vehicle that targets a broad set of cell or tissue types. Prior to entering into any such collaboration, Millennium shall provide AHP with (x) a written notification of its intent to enter into such collaboration, and (y) a written summary with respect to such collaboration (a "Collaboration Summary") broadly outlining the scope and the experimental objectives of the research to be undertaken in the course of such collaboration. Following a thirty (30) day period commencing on the date on which AHP receives the Collaboration Summary, Millennium shall have the right to enter into such collaboration, unless within such thirty (30) day period AHP provides Millennium with written notification of AHP's opinion that the collaboration described in the Collaboration Summary does not satisfy the conditions set forth in the first sentence of this paragraph, in which case the disagreement between the Parties with respect to such collaboration shall be presented to the Executive Officers for resolution within a period not to exceed thirty (30) days. With respect to any and all product opportunities falling within any class that is the subject of any collaboration with a commercial third party entered into by Millennium pursuant to this
Section 5.3 that prohibits Millennium from collaborating with AHP with respect to such product opportunities, AHP's right of first refusal, as set forth in this Section 5.3, shall terminate.

        Section 5.4. AHP's Rights With Respect to Other Millennium Projects. The Parties understand and agree that during the term but outside of the Millennium Research Program, Millennium may undertake genomic research activities not designed primarily to yield biological molecules likely to be useful as therapeutic targets or as therapeutic products in the CNS Disorders Field but which may yield such biological molecules (the "Other Millennium Projects"). Other Millennium Projects include without limitation non-CNS disease-focused genetic/genomic research programs (e.g., studies of the genetic and molecular basis of obesity or asthma; random sequencing of cDNA libraries constructed from human or other tissues, such as T cells or fetal brain) and diagnostics research. In the event that (i) a biological molecule with utility as a target for small molecule intervention or a Vaccine in the CNS Disorders Field is identified in the course of an Other Millennium Project during the term of the Millennium Research Program, (ii) Millennium elects to exploit the potential of such biological molecule for use in the CNS Disorders Field, and (iii) Millennium has no prior commitment to a third party concerning the research, development and/or commercialization of such biological molecule that would prohibit Millennium from undertaking a collaboration with AHP with respect to such biological molecule, then Millennium shall (a) inform AHP of the existence and potential utility in the CNS Disorders Field of such biological molecule, and (b) enter into discussions with AHP regarding a collaboration between Millennium and AHP concerning the research, development and/or commercialization of such biological molecule within the CNS Disorders Field.

        Section 5.5. Diagnostic Products.

        The Parties acknowledge and agree that the development and commercialization of a Diagnostic Product associated with a Product may advantageously affect the sales of both the Diagnostic Product and the associated Product. Except as otherwise provided in this Section 5.5, Millennium has retained the right to develop and commercialize Diagnostic Products relating to Products, either alone or in collaboration with third parties. The Parties agree to exchange requisite information to enable Millennium, if it so elects, to develop a Diagnostic Product for use in conjunction with each Product and to enable AHP to assess the status of Millennium's development efforts relating thereto. Millennium shall provide written notice to AHP, on a disease indication-by-disease indication basis, whether it intends to develop a

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Diagnostic Product. If (a) ************************************
*****************************************************************
**********************************************************
************************, and the licences set forth in Sections 5.1 and 5.2 shall be extended to permit the development and commercialization of a Diagnostic Product for such indication; (b) ****************************
********************************************************************
*******************************************************************************
*************************************************************************
************************************************************, then Millennium shall retain all rights with respect thereto, including the right to develop and commercialize such Diagnostic Product in collaboration with a third party, without obligation to AHP; (c)
***************************************************************
**************************************************************
******************************************************************
**************************************************** on the development and commercialization of such Diagnostic Product, then the Parties shall attempt in good faith to negotiate a separate development and commercialization agreement with respect to such Diagnostic Product, provided that
***********************************************************************
************************************************************************
***********************************************************, including the right to develop and commercialize such Diagnostic Product in collaboration with a third party. In the event that ********** has not provided ********************** with respect to a specific disease indication, ****************************************** provide such notice within
***************; failure to provide such notice within ****************** shall be considered a response that **************************************************
***************************.

        Section 5.6. AHP's Rights to Potential Candidate Genes. Within ninety
(90) days following the expiration of the Research Program, AHP may designate any potential Candidate Gene as a Candidate Gene, provided, however, that at the time of such designation(s) AHP shall pay to Millennium the appropriate milestone payment set forth in Section 8.4. Upon any such designation(s), each designated Candidate Gene (a "Designated Candidate Gene") shall be subject to all terms and conditions of this Agreement that relate to any Candidate Gene.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

        Section 5.7. AHP's Right of First Refusal with Respect to Autoimmune Diseases.

                (a) Program Discussion Initiated by Millennium. In the event that p***********************, Millennium has not entered into an agreement with a third party relating to the research, development and commercialization of products for Autoimmune Diseases, Millennium grants to AHP a right of first refusal on or after *************** to (a) fund any research program in which genetics and genomics technologies are used to discover genes responsible for susceptibility to Autoimmune Diseases (which genes may, in turn, be used to identify and develop Small Molecules and Vaccines for use in the field of Autoimmune Diseases) that Millennium has decided to undertake using financial support from a commercial third party (an "Autoimmune Disease Program"), and (b) obtain certain license rights under certain intellectual property that results from such Autoimmune Disease Program. Such right of first refusal shall continue for the term of the Research Program and shall operate as follows:

    (1) Millennium shall send to AHP a written notification describing in reasonable detail any such Autoimmune Disease Program contemplated by Millennium (an "AD Notification");

    (2) AHP shall respond to Millennium within forty-five (45) days of its receipt of such AD Notification indicating its interest in such Autoimmune Disease Program; and

    (3) If AHP indicates that it is interested in funding such Autoimmune Disease Program, the Parties shall negotiate in good faith a reasonable agreement concerning such Autoimmune Disease Program.

In the event that (X) AHP fails to respond to Millennium within forty-five (45) days after its receipt of an AD Notification, or (Y) AHP indicates that it is not interested in funding such Autoimmune Disease Program, or (Z) the Parties fail to reach a final agreement within ninety (90) days after the receipt by Millennium of AHP's response indicating AHP's interest in such Autoimmune Disease Program, Millennium shall be free to pursue such Autoimmune Disease Program with one or more third parties. If AHP gives notice of its intention to fund such Autoimmune Disease Program but the Parties fail to reach agreement and Millennium pursues a collaboration in the field of Autoimmune Diseases pursuant to an agreement with a commercial third party, Millennium agrees that the terms and conditions of any such agreement with any commercial third party shall not be, on the

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

whole, more favorable than the most favorable terms offered to AHP. From and after ***************, Millennium shall not discuss any Autoimmune Disease Program with a commercial third party until after Millennium has provided AHP with an AD Notification with respect to such Autoimmune Disease Program.

        (b) Program Discussions with a Third Party. Notwithstanding the provisions set forth in Section 5.7(a), if a discussion of an Autoimmune Disease Program is already in progress between Millennium and a commercial third party as of *************** or is initiated by a commercial third party after *************** but during the term of the Research Program, Millennium shall promptly inform AHP of such third party interest. In such instance, Millennium shall have the right to continue its discussions with such third party but hereby agrees to initiate concurrent good faith negotiations with AHP with respect to such research program.

        Section 5.8. Millennium's Retained Rights. Any of Millennium's rights to Millennium Program Know-How and Millennium Program Patent Rights not specifically licensed to AHP pursuant to this Article V shall be retained by Millennium, including without limitation (a) Millennium's non-exclusive right to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold Small Molecules and Vaccines for use in the treatment of medical indications outside of the CNS Disorders Field within the Territory, provided that, except as otherwise specifically provided herein or in the TPT Access and License Agreement, Millennium shall have no rights to AHP products or compounds, (b) Millennium's exclusive right to research, have researched, develop, have developed, make, have made, import, use, have used, offer to sell, sell and have sold any (i) Non-Vaccine Product (subject to AHP's right of first refusal as set forth in Section 5.3), (ii) Diagnostic Product (subject to the provisions of Section 5.4), and (iii) Antisense Drug that embodies Millennium Program Know-How, in each case, for use in and outside of the CNS Disorders Field within the Territory, and (c) Millennium's exclusive right, within the Territory, to practice, outside of the CNS Disorders Field, any and all Millennium Program Know-How that does not constitute a Validated Target or Validated Vaccine Candidate.

                                   Article VI

                Patent Ownership, Protection and Related Matters

        Section 6.1. Ownership. AHP shall own all inventions within the scope of the Research Program or the AHP Discovery Program made solely by its employees, and Millennium shall own all inventions within the scope of the Research Program made solely by its employees. All inventions within the Research Program or the AHP Discovery Program made jointly by employees of AHP and employees of Millennium shall be owned jointly by AHP and Millennium. All patent applications and patents covering any invention and all Know-How related to such invention made within the scope of the Research Program or the AHP Discovery Program shall be owned by the Parties or Party, as the case may be, that own(s) said invention. The determination of inventorship shall be made in accordance with relevant patent laws; in the event of a dispute regarding inventorship, the Steering Committee shall be authorized to determine inventorship, with the advice of mutually acceptable outside patent counsel not regularly employed by either Party.

        Section 6.2.  Patentable Inventions.

                (a) If a patentable invention related to the Core Field is (i) conceived or reduced to practice prior to the Effective Date and included within Millennium Program Patent Rights, or (ii) conceived in the course of and within the scope of the Research Program and is reduced to practice within the course of the Research Program or the AHP Discovery Program (with respect to either subsection (i) or (ii), a "Section 6.2 Invention"), AHP and Millennium shall promptly discuss that invention and the desirability of filing a United States patent application covering such invention, as well as any foreign counterparts. The Party owning the Section 6.2 Invention (determined in accordance with
Section 6.1) shall make the final decision with respect to any such filings as soon as practicable. If a Section 6.2 Invention is made jointly, the CNS JMT shall determine which Party shall file and prosecute the application. If either
(1) the CNS JMT is unable to make such a determination or (2) no decision is made regarding which Party shall file and prosecute the application covering such jointly owned invention, then (i) Millennium shall have the first option to file and prosecute the application for such jointly owned invention if such invention relates to a Candidate Gene, Validated Target, Validated Vaccine Candidate, Protein, Gene Therapy Drug or Diagnostic Product, and (ii) AHP shall have the first option to file and prosecute the application for such jointly made invention if such invention relates to a Modified Drug, Small Molecule Product or Vaccine Product. In the event that either Party declines the option to file and prosecute any such patent application for such jointly made invention, the Party not having such option may, upon written notice to the other Party, file and prosecute the application for such jointly made inventions.

                (b) Patent applications relating to Section 6.2 Inventions made jointly shall be prepared and prosecuted by outside patent counsel mutually agreed to by the Parties, with review and comment provided by both Parties as to such preparation and prosecution.

                (c) Subject to (i) the grant of licenses to AHP under Article V,
(ii) the limitations on AHP's rights outside the CNS Disorders Field, (iii) the retained rights of Millennium and (iv) AHP's royalty payment obligations for Products under Article VIII, each Party shall be free to exploit jointly owned patents within the Territory without restriction and without payment of any additional compensation to the other Party.

        Section 6.3. Review and Comment. Each Party shall provide the other Party with a copy of any patent application which first discloses any Section
6.2 Invention prior to filing the first of such applications in any jurisdiction, if possible, for review and comment by such other Party. The Party receiving any such patent application under this Section 6.3 shall maintain such patent application in confidence, pursuant to Article IV.

        Section 6.4. Notice of Decision. If a Party decides not to file, prosecute or maintain an application or patent on a Section 6.2 Invention in any country, it shall give the other Party reasonable notice to this effect. After such notice, the other Party may file, or maintain the application or patent, in which event the first Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to file, prosecute or maintain such application.

        Section 6.5. Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension wherever applicable to Program Patent Rights covering Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

All filings for such extension shall be made by the Party to whom the patent is assigned, provided, however, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

        Section 6.6. Costs and Expenses. Each Party shall bear its own costs and expenses in filing, prosecuting, maintaining and extending Patent Rights arising out of the Research Program and the AHP Discovery Program, except that AHP shall reimburse Millennium for ******************* of the costs of filing, prosecuting, maintaining and extending Millennium Program Patent Rights and Joint Program Patent Rights incurred on and after the Effective Date. AHP shall, however, have the right to decline to so reimburse Millennium with respect to a Millennium Program Patent Right in any country or countries in the Territory by so notifying Millennium in writing prior to the time that Millennium incurs legal expenses with respect to such Millennium Program Patent Right, in which event the licenses granted to AHP in Article V with respect to such Millennium Program Patent Right in such country or countries shall terminate, unless otherwise agreed in writing.

        Section 6.7. Third Party Infringement.

                (a) Millennium and AHP each agrees to take reasonable actions to protect the Program Patent Rights from infringement in the CNS Disorders Field and to protect the Program Know-How from unauthorized use in the CNS Disorders Field, when, from its own knowledge or upon notice by the other Party, the Party with knowledge or receiving notice becomes aware of the reasonable probability that such infringement or unauthorized use exists in the Field.

                (b) Within ninety (90) days of becoming aware of the reasonable probability of an interference or infringement of the Program Patent Rights in the CNS Disorders Field or unauthorized use of the Program Know-How in the CNS Disorders Field, the Responsible Party (as defined below) shall decide whether to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect the Program Patent Rights and Program Know-How in the CNS Disorders Field. If the Responsible Party fails to institute such suit or take such action within such ninety (90)-day period, then the other Party shall have the right at its sole discretion to institute such suit or other appropriate action in the name of either or both Parties.

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EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

In such event, the Responsible Party shall cooperate with the other Party to the extent reasonably possible, including the joining of suit if necessary or desirable.

                (c) Neither Party shall settle or compromise any claim or proceeding relating to Program Patent Rights or Program Know-How in the CNS Disorders Field without the consent of the other Party, which consent shall not be unreasonably withheld, provided that no such consent of Millennium shall be required with respect to Patent Rights owned by, licensed to or otherwise controlled by AHP (other than Millennium Program Patent Rights).

                (d) As used herein, the term "Responsible Party" means (i) AHP with respect to Patent Rights solely owned by, licensed to or otherwise controlled by AHP (other than Millennium Program Patent Rights), (ii) Millennium with respect to Millennium Program Patent Rights and (iii) AHP and Millennium jointly with respect to Joint Program Patent Rights.

                (e) Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 6.7, including, without limitation, the fees and expenses of that Party's counsel.

                (f) Any recovery obtained by any Party as a result of any proceeding described in this Section 6.7 or from any counterclaim or similar claim asserted in a proceeding described in Section 6.9, by settlement or otherwise, shall be applied in the following order of priority:

                    (i) first, to reimburse each Party for all litigation costs in connection with such proceeding paid by that Party and not otherwise recovered on a pro rata basis based on each Party's respective litigation costs; and

                    (ii) second, the remainder of the recovery shall be paid (A) where either AHP or Millennium is the Responsible Party, ************************** to the Responsible Party and
        ************************* to the other Party, provided, however, that if the Responsible Party does not institute suit or take action as set forth in Section 6.7(b) or elects not to respond to an invalidity claim pursuant to Section 6.9, then the recovery shall be paid ************* ***** to each Party, or (B) where AHP and Millennium are the Responsible Party jointly (i.e. in the case of Joint Program Patent Rights), ******************* to each Party.

        Section 6.8. Notice of Certification. Millennium and AHP each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984", or comparable law in other countries where applicable Program Patent Rights covering a product sold by Millennium or AHP are maintained, claiming that such Program Patent Right is invalid or that any infringement will not arise from the manufacture, use or sale of any product in the Core Field by a third party. If the Responsible Party decides not to bring infringement proceedings against a third party making such a certification, the Responsible Party shall give notice to the other Party of its decision not to bring suit as soon as practicable but no later than twenty-one (21) days after receipt of notice of such certification. The other Party may then, but is not required to, bring suit against the party that filed the certification. Any suit by AHP or Millennium shall either be in the name of AHP or in the name of Millennium, or jointly by AHP and Millennium, as may be required by law. For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

        Section 6.9. Claimed Infringement; Claimed Invalidity.

                (a) If the activities of either Party in connection with the Research Program, the AHP Discovery Program or as the result of making, importing, using, offering to sell or selling a Product in the CNS Disorders Field result in a claim of patent infringement or other violation of the intellectual property rights of any third party, the Party who is accused of such infringement shall defend itself at its sole cost. The other Party shall cooperate with the accused Party in such defense and prosecution and shall have the right to be represented by counsel of its own choice.

                (b) If a third party at any time asserts a claim that any Program Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by AHP or Millennium pursuant to Section 6.7 or Section 6.8, or in an action brought against AHP or Millennium, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. The Party responsible for responding to such claim, at its sole expense, shall be initially the Responsible Party, subject to the other Party's right, at its sole expense, to assume responsibility if the Responsible Party elects not to do so. Neither Party shall settle or compromise any Invalidity Claim without the consent of

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EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

the other Party, which consent shall not be unreasonably withheld, provided that no such consent of Millennium shall be required with respect to an Invalidity Claim relating to Patent Rights owned by, licensed to or otherwise controlled by AHP (other than Millennium Program Patent Rights).

                                  Article VII

                               AHP Due Diligence

        Section 7.1. Research Program Inventory. As set forth in this Article VII, AHP is required to exercise commercially reasonable efforts to develop Products based upon the results of the Research Program. For purposes of assessing the adequacy of the efforts devoted by AHP thereto (and not for purposes of determining whether a Product is a Royalty-bearing Product), the CNS JMT shall, within ninety (90) days after the end of each Contract Year during the term of the Research Program and each twelve (12) month period thereafter for a period of three (3) years, provide a written inventory to each Party listing the following: (a) each Candidate Gene; (b) each Validated Target; (c) each Validated Vaccine Candidate (based upon the advice of the Vaccine Management Team); (d) each disease indication relevant to a Candidate Gene, Validated Target or Validated Vaccine Candidate (each such indication, which must have at least one relevant Validated Target or Validated Vaccine Candidate in such inventory, referred to as a "Disease Indication"); and (e) in the Final Inventory (as defined below), all Designated Candidate Genes (as that term is defined in Section 5.6) (each such inventory referred to as a "Program Inventory" and the Program Inventory for the last Contract Year during the term of the Research Program, as modified as described below, referred to as the "Final Inventory"). The Final Inventory shall be modified to include Disease Indications which relate to Validated Targets or Validated Vaccine Candidates which achieve such status during the ********************* ************************* of the Research Program.

        Section 7.2. Candidate Genes.

                (a) AHP shall use commercially reasonable efforts to move Candidate Genes into Validated Target or Validated Vaccine Candidate status within *************************************** of the Research Program. Such
efforts shall not be less than the efforts expended by AHP in connection with its other research and development projects that are at a comparable stage of the

                                     - 51 -
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research and development process and that are of comparable scientific and commercial promise.

                (b) AHP shall provide Millennium with a written report describing AHP's progress in moving Candidate Genes into Validated Target or Validated Vaccine Candidate status, provided that no such report shall be required until after the first Candidate Gene is identified. Such reports shall be provided (i) within thirty (30) days after each June 30 and December 31 during the two (2) year period following the termination of the Research Program, (ii) within thirty (30) days after each June 30 during the three (3) following years, and (iii) thereafter if and when AHP has progress to report relating to moving Candidate Genes into Validated Target or Validated Vaccine Candidate status.

                (c) AHP shall be deemed to have satisfied its obligations under subsection (a) in the event that it is using the commercially reasonable efforts required pursuant to subsection (a) at any given time to develop at least *************** (rounded to the nearest whole number) of the ************************ (as defined below) into *****************. As used herein, the term ************************** means a number of ***** equal to the sum of Candidate Genes and *************** of all Designated Candidate Genes, if any, included in the Final Inventory. Disputes regarding fulfillment of AHP's obligations under this Section 7.2 shall be resolved in accordance with Section 7.5.

                (d) If AHP fails to exercise commercially reasonable efforts as required under this Section 7.2 then, at the election of Millennium, the exclusive rights of AHP with respect to those Candidate Genes (including Designated Candidate Genes)

                    (i) as to which AHP has not initiated and conducted
                continuing research efforts to develop a Validated Target or Validated Vaccine Candidate, and

                    (ii) which do not relate to any Disease Indication included in the most recent Program Inventory for which AHP is conducting active and continuing research efforts under the AHP Research Program or AHP Discovery Program,

shall be converted to co-exclusive rights (with Millennium, either alone or in collaboration with others). The foregoing shall be Millennium's sole and exclusive remedy for the failure by AHP to use the commercially reasonable efforts required under this Section 7.2.

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

        Section 7.3. Disease Indications.

                (a) AHP shall use commercially reasonable efforts to develop a Product for each Disease Indication included in each Program Inventory, including the Final Inventory (as modified pursuant to Section 7.1). Such efforts shall not be less than the efforts expended by AHP in connection with its other research and development projects that are at a comparable stage of the research and development process and that are of comparable scientific and commercial promise. AHP's obligations under this subsection (a) shall apply during the period (the "Section 7.3 Due Diligence Period") commencing with the date of the initial Program Inventory and continuing until ******************* the date of the Final Inventory (including the final modification thereto as of the ************************************ of the Research Program).

                (b) AHP shall provide Millennium with a written report describing AHP's progress in developing Products for Disease Indications included in the most recent Program Inventory. Such reports shall be provided
(i) within thirty (30) days after each June 30 during the ********************************************* of the Research Program, and (ii)
thereafter if and when AHP has progress to report relating to developing Products for Disease Indications included in the Final Inventory.

                (c) AHP shall be deemed to have satisfied its obligations under subsection (a) in the event that it is using the commercially reasonable efforts at all times during the Section 7.3 Due Diligence Period (which shall include, at a minimum, active efforts to screen against relevant Validated Targets and/or to use relevant Validated Targets as the basis for structure-based rational drug design) required pursuant to subsection (a) at any given time to develop a Product for **************** (rounded to the nearest whole number) of the ******************* included in the most recent Program Inventory.

                (d) If AHP fails to exercise commercially reasonable efforts as required under this Section 7.3, then, at the election of Millennium, the exclusive rights of AHP with respect to those Validated Targets or Validated Vaccine Candidates (together with all related Candidate Genes)

                    (i) as to which AHP has not initiated and conducted
                continuing screening and related efforts to discover and develop a Product, and

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

                    (ii) which do not relate to any Disease Indication included in the most recent Program Inventory for which AHP is conducting active and continuing research and development efforts under the AHP Research Program or AHP Discovery Program,

shall be converted to co-exclusive rights (with Millennium, either alone or in collaboration with others). The foregoing shall be Millennium's
************************* for the failure by AHP to use the commercially reasonable efforts required under this Section 7.3.

                (e) Notwithstanding the provisions of this Section 7.3, at any time prior to the date of the Final Inventory (including the final modification thereto as of **************************** *********** of the Research Program),
AHP shall have the right, by providing written notice to Millennium, to delete a specified ****************** from the Program Inventory. Any such deletion shall have the following effects: (i) such ****************** shall no longer be considered to be part of the Program Inventory for assessing whether AHP has satisfied its obligations under subsections (a) or (c) above; (ii) such ****************** shall cease to be in the *******************; and (iii) all licenses granted by Millennium to AHP with respect to Validated Targets and Validated Vaccine Candidates (together with all related Candidate Genes) that relate solely to such ****************** shall terminate effective as of the date of AHP's notice.

        Section 7.4 Commercialization.

                (a) AHP agrees to use commercially reasonable efforts to conduct required clinical development activities and seek regulatory approval in Major Market Countries for each Small Molecule Product and Vaccine Product. Such efforts shall not be less than the efforts expended by AHP in connection with its other development projects that are at a comparable stage in the development process and are of comparable commercial promise. Upon receipt of regulatory approval, AHP agrees to use commercially reasonable efforts to market and sell each such Small Molecule Product and Vaccine Product in Major Market Countries.

                (b) Within thirty (30) days after the end of each calendar quarter, AHP shall provide Millennium with a written report describing AHP's efforts with respect to the development and/or commercialization of each Small Molecule Product and Vaccine Product in each Major Market Country.

                (c) AHP shall be deemed to have satisfied its obligations under subsection (a) with respect to a Small Molecule Product or Vaccine Product in the event that it is using the commercially reasonable efforts required pursuant to subsection (a) at any given time in at least three (3) Major Market Countries with respect to each such Product.

                (d) If AHP shall fail to exercise commercially reasonable efforts as required under this Section 7.4 with respect to any Small Molecule Product or Vaccine Product, Millennium shall notify AHP. Effective ninety (90) days thereafter, if AHP has not cured such failure, then AHP's exclusive rights with respect to the development and commercialization of such Small Molecule Product or Vaccine Product, as the case may be, in each Major Market Country in which AHP has failed to exercise such commercially reasonable efforts (an "Abandoned Market") shall terminate, and AHP shall grant to Millennium a fully paid-up non-royalty bearing license to develop and commercialize, either alone or in collaboration with third parties, such Small Molecule Product or Vaccine Product, as the case may be, in each Abandoned Market. In such instance, AHP shall (i) transfer to Millennium any and all regulatory and clinical information related to such Small Molecule Product or Vaccine Product, as the case may be, that AHP owns or otherwise controls and as to which AHP has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party (the "Product Related Information"), and (ii) grant to Millennium a fully paid-up non-royalty bearing license to use such Product Related Information to develop and commercialize such Small Molecule Product or Vaccine Product, as the case may be, in each Abandoned Market. AHP's rights hereunder with respect to such Small Molecule Product or Vaccine Product, as the case may be, in other Major Market Countries, or to other Products in the Abandoned Market, shall be unaffected. The foregoing shall be Millennium's sole and exclusive remedy for the failure by AHP to use the commercially reasonable efforts required under this Section 7.4

                (e) Notwithstanding the foregoing, AHP shall not be obligated to use commercially reasonable efforts to conduct clinical development activities, seek regulatory approval and market and sell any Small Molecule Product or Vaccine Product with respect to which a Product Patent Blocking Event has occurred. In the event that a Party makes a determination that a Product Patent Blocking Event has occurred, such Party shall notify the other Party, and shall provide with such notice support for its determination. In the event that the other Party disagrees with

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such determination, the matter shall be referred to the Executive Officers for resolution pursuant to Section 2.3(b)(iv), with the advice of mutually acceptable outside patent counsel not regularly employed by either Party.

        Section 7.5. Determination of Due Diligence. In the event that Millennium does not believe that AHP has satisfied its obligations under Sections 7.2(a), 7.3(a) or 7.4(a), Millennium shall notify AHP in writing. If AHP believes that it has satisfied such obligations, it shall so notify Millennium within ten (10) Business Days after receipt of Millennium's notice. Such notice by AHP shall indicate whether AHP believes it has met the "safe harbors" set forth in Sections 7.2(c), 7.3(c) or 7.4(c), as applicable (the "Safe Harbor Provisions"), or whether AHP believes it has otherwise satisfied its obligations under Sections 7.2(a), 7.3(a) or 7.4(a), as applicable, and, in either event, provide supporting information for such position. If Millennium disagrees with AHP's response, either because it does not believe that the applicable Safe Harbor Provision has been satisfied or, if AHP has indicated that it has not met the applicable Safe Harbor Provision, because it does not believe that AHP has otherwise satisfied its obligations, the Parties shall attempt in good faith to resolve the disagreement, referring the matters to the Executive Officers for resolution pursuant to Section 2.3(b), if necessary. In the event that (a) the Parties are unable to resolve any disagreement under this
Section 7.5, and (b) AHP has not met the applicable Safe Harbor Provision, then AHP shall bear the burden of proof relating to its satisfaction of its obligations under Sections 7.2(a), 7.3(a) or 7.4(a), as applicable.

                                  Article VIII

                                    Payments

        Section 8.1. License Fees. AHP shall make the following non-refundable payments to Millennium in consideration of the rights granted to AHP under this
Agreement:

             (a) ***************************************** ************ on the
        Effective Date;

             (b) *********************************************, ****, contingent upon the continuation of the Research Program until such date;

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             (c) **************************************************
        ***************, contingent upon the continuation of the Research Program until such date;

             (d) **************************************************
        *************, contingent upon the continuation of the Research Program until such date;

             (e) ***************************************************
        ************************ of the Effective Date, contingent upon the continuation of the Research Program for a period of at least ************ following the Effective Date;

             (f) ***************************************************
        ******************, contingent upon the continuation of the Research Program until such date;

             (g) ***************************************************
        ******************, contingent upon the continuation of the Research Program until such date;

             (h) ***************************************************
        ****************, contingent upon the continuation of the Research Program until such date;

             (i) ***************************************************
        ************************* of the Effective Date contingent upon the continuation of the Research Program for a period of at least ************* following the Effective Date;

             (j) ***************************************************
        ******************, contingent upon the continuation of the Research Program until such date;

             (k) ***************************************************
        ******************, contingent upon the continuation of the Research Program until such date;

             (l) ***************************************************
        ****************, contingent upon the continuation of the Research Program until such date.

        Section 8.2. Equity Purchases On Achievement of Extension Benchmarks. In the event that Millennium achieves one or both of the Extension Benchmarks, for each Extension Benchmark that is achieved AHP shall, upon the election of Millennium, purchase from Millennium, for a purchase price of
**************************

                                     - 57 -
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EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

*****************************, shares of common stock of Millennium (the "Common Stock") at a price per share equal to *** ****************************** of the
Fair Market Value (as defined below) of the Common Stock. Notice of Millennium's election to have AHP purchase Common Stock (an "Equity Election Notice") shall be provided by Millennium to AHP at least sixty (60) days prior to the end of the third or fifth Contract Year, as applicable. The Purchase Date shall mean
(i) in the case of a purchase relating to the achievement of the Year Three Extension Benchmark, the date one (1) Business Day after the end of the third Contract Year, and (ii) in the case of a purchase relating to the achievement of the Year Five Extension Benchmark, the date one (1) Business Day after the end of the fifth Contract Year. The "Fair Market Value" shall be equal to the average closing price of the Common Stock on the NASDAQ National Market (or other principal securities exchange on which the Common Stock is then traded) during the ten (10) Business Days ending on the Business Day preceding the third Business Day prior to the end of the third or fifth Contract Year, as applicable (the "Measurement Period"). Notwithstanding the foregoing, in the event that (A) the Fair Market Value is fifteen percent (15%) or more lower than the average closing price of the Common Stock on the Nasdaq National Market (or other principal securities exchange on which the Common Stock is then traded) during the ten (10) Business Days ending sixty (60) days prior to the end of the third or fifth Contract Year, as applicable (such average price being referred to as the "Prior Fair Market Value"), Millennium shall have the right to cancel the closing by providing notice to AHP during the three (3) Business Day period prior to the end of the third or fifth Contract Year, as applicable. Furthermore, in the event that the Fair Market Value exceeds the Prior Fair Market Value by fifteen (15%) or more, then the purchase price shall be equal to one ******************************************************************
*************, provided that Millennium shall have the right to cancel the closing by providing notice to AHP during the three (3) Business Day period prior to the end of the third or fifth Contract Year, as applicable. In the event that Millennium exercises its rights to cancel a closing, Millennium shall have no further right to receive the cancelled equity investment (but any cancellation of the equity payment relating to the third Contract Year shall have no effect on the equity payment, if any, relating to the fifth Contract
Year). Each purchase of Common Stock under this Section 8.2 shall be pursuant to, and shall be subject to the conditions in, an agreement which shall include the terms set forth on Appendix D to this Agreement. Notwithstanding the provisions of this Section 8.2 to the contrary, in the event that, on any Purchase Date, the Common Stock of Millennium (or any

                                     - 58 -
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successor security thereto) is not listed or traded on an automated stock quotation system or national stock exchange (including Nasdaq, the New York Stock Exchange or the American Stock Exchange, or any successor system or exchange), then AHP shall not be obligated to purchase shares of Common Stock on such Purchase Date.

        Section 8.3. Research Funding.

                (a) Budget. In support of research and development to be conducted by Millennium pursuant to this Agreement, AHP shall make the following minimum payments to Millennium to fund the Millennium Research Program:

                                    (In million's)
Contract      Budget       Cum-         Budget       Cum-         Budget       Cum
  Year           1         ulative         2         ulative         3         ulative
- --------      ------       -------      ------       -------      ------       -------
   1          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   2          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   3          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   4          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   5          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   6          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****
   7          $ ****       $ ****       $ ****       $ ****       $ ****       $ ****


Budget 1 assumes that Millennium achieves the Year Three Extension Benchmark and the Year Five Extension Benchmark. Budget 2 assumes that Millennium does not achieve the Year Three Extension Benchmark and that AHP elects to continue to fund the Millennium Research Program for the entire seven (7) year term at the lowest minimum funding level. Budget 3 assumes that Millennium achieves the Year Three Extension Benchmark but does not achieve the Year Five Extension Benchmark and that AHP elects to continue to fund the Minimum Research Program for the entire seven (7) year term at the lowest minimum funding level. The funding of the Millennium Research Program by AHP in accordance with the applicable minimum budget shall be provided on a cumulative basis whereby money not spent in any given Contract Year shall remain available to spend in subsequent Contract Years of the Millennium Research Program. The amounts set forth in the above table are in terms of the value of United States dollars as of the Effective Date. The actual amount to be provided by AHP to Millennium shall be subject, beginning in Contract Year 2, to ************************************************************
********************************************************************************
******************

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*****************************************************************************.
The funds provided by AHP to Millennium in accordance with the applicable minimum budget shall be divided between (1) amounts allocated for support of Millennium personnel (at a rate of ****************************************
**********/FTE/Contract Year, subject to the Annual Adjustment beginning in Contract Year 2) and (2) amounts allocated for the funding of External Collaborations. The actual allocation of such funds shall be specified in the Research Program Plan, subject to review and modification by the CNS JMT.

        (b) Payments. Within ten (10) Business Days following the first day of the first quarter of the first Contract Year (the "First Contract Quarter"), AHP shall pay to Millennium the full amount of funding set forth in the applicable budget for the First Contract Quarter. Within ten (10) Business Days of the first day of each subsequent contract quarter (a "Subsequent Contract Quarter"), AHP shall pay to Millennium the full amount due for each such Subsequent Contract Quarter. Within thirty (30) days of the completion of the First Contract Quarter and each Subsequent Contract Quarter during the term of the Research Program, Millennium shall provide AHP with a written statement setting forth the actual amounts expended in the immediately preceding contract quarter, and shall provide AHP with a credit for any amounts overpaid by AHP (except that with respect to the last quarterly payment of the last Contract Year, Millennium shall reimburse AHP for any amounts overpaid by AHP) or bill AHP for any amounts underpaid during such contract quarter (except that AHP shall not be obligated to pay to Millennium an amount that exceeds the minimum funding level set forth in the applicable budget).

        (c) Records and Audits. Millennium shall keep, complete and accurate records of the latest three (3) years of funding of the Millennium Research Program by AHP, and Millennium's funding of the Non-Program New Core Field Projects, if any, including all aspects of any applicable Reimbursement Costs pursuant to Section 2.4(a)(iv) hereof, all in accordance with generally accepted accounting procedures, consistently applied. AHP shall have the right annually at AHP's expense to have an independent, certified public accountant, reasonably acceptable to Millennium, review such records in the location(s) where such records are maintained by Millennium upon reasonable notice and during regular business hours for the sole purposes of verifying the expenditures by Millennium with respect to Millennium personnel and with respect to External Collaborations on an annual basis for which AHP has provided funding pursuant to the Millennium Research Program. Results of such review shall be

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made available to both Parties. If the review reflects an overpayment of funding to Millennium, such overpayment shall be promptly remitted to AHP. If the overpayment is equal to or greater than five percent (5%) of the actual annual funding amount that was otherwise due, AHP shall be entitled to have Millennium pay all of the costs of such review.

        Section 8.4.  Milestones.

             (a) Research Milestones. Within thirty (30) days after the achievement of the following research milestones, AHP shall pay to Millennium the specified milestone payments, all of which shall be non-refundable:

                 (i) The sum of ****************************
             ********************************** (A) that is
             *********************** by Millennium, or (B) that is
             ******************************************************
             ****************** by Millennium, in each case before or in the course of the Millennium Research Program; provided, however, that no more than ******************* ***** may qualify for this milestone payment until ***
             *************************************************** is achieved.
             Upon the achievement of each and every
             ***********************************************, the number of
             Candidate Genes eligible for this milestone payment shall ***************** (3) if immediately prior to the achievement of such ***************************** ***************** the number of
             *************** eligible for this milestone payment was
             *******************.

                 (ii) The sum of (A) *********************
             ***************************************************
             ***************** that is successfully achieved in the course of the Research Program, (B) *************
             *************************************************
             *************************** that is successfully achieved within the ********************** immediately following the *********** of the Research Program, (C)
             **********************************************
             ***************************************************
             ***************** that is successfully achieved within the ********************** commencing on the
             ************************************************* of the Research
             Program and *****************************
             *********************************************** of the
             *******************************************************

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

             *************************************************
             *************************** that is successfully achieved within the ninety *****************************
             ******************************************************
             *************** of the Research Program and *********
             ********************************************************
             *********** of the Research Program, and (E) *****
             **************************************************
             *********************************************** that is
             successfully achieved within the **********************
             *******************************************************
             *****************************************************
             ****************************************************
             *************************************************.

             (b) Product Development Milestones. Within thirty (30) days after the achievement of the following product development milestones, AHP shall pay to Millennium the specified milestone payments, all of which shall be non-refundable:

                 (i) The sum of *****************************
             ****************************************************** in the first
             Major Market Country for each Product.

                 (ii) The sum of ********************************
             ******************************************************** **********
             in the first Major Market Country for each Product.

                 (iii) The sum of *********************************
             ****************************************************** ******* for
             each Product.

                 (iv) The sum of *****************************
             ***************************************** for each Product.

                 (v) The sum of ********************************
             *******************************************************
             ***************************************************** ***** for
             each Product.

                 (vi) The sum of ********************************
             ************************************************ in the first Major
             Market Country **************************** for each Product.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

Notwithstanding the foregoing, ********************************** pursuant to Subsection 8.4(b)(i), (ii), (iii), (iv), (v) or (vi) for any Product that contains the same active ingredient as contained in a Product with respect to which Millennium has already received a milestone payment pursuant to such Subsection.

        If AHP begins the development of a Product and later ceases development of said Product due to ****************************
***************************************************************
*************************************************************** then any milestone payments made under Subsections 8.4(b)(i), (ii), (iii), (iv), (v) and
(vi) shall be **********************
***************************************************************
***************************************************************
************************** as contained in the original Product.

        Section 8.5. Royalty Payments to Millennium on Products.

             (a) Royalty Rates

                 (i) On Sales of Products for Indications in the CNS Disorders
             Field. AHP shall pay to Millennium royalties on Net Sales of a Royalty-bearing Product for an indication in the CNS Disorders Field at the following rates:


Annual Aggregate
Net Sales in the                  Royalty-bearing
Territory of each             Small Molecule Product/
Royalty-bearing                   Royalty-bearing           Royalty-bearing
     Product                      Vaccine Product            Modified Drug
     -------                      ---------------            -------------
less than or equal                      ****                      ****
***************

greater than ****                       ****                      ****
*****************
*****************

greater than                            ****                      ****
*****************


The royalty rates set forth in the above table shall only apply to that portion of the Net Sales of a Royalty-bearing Product that falls within the indicated range. For example, for a Royalty-bearing Small Molecule Product whose annual Net Sales exceed

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

********** the royalty for such product shall be equal to ***** ************************************** of Net Sales, plus *****
************************************ of Net Sales plus *********** ***** of that portion of Net Sales that exceeds *********** Notwithstanding the foregoing, the royalty rates set forth in this Section 8.5(a)(i) shall be **************************************, ********************** on Net Sales of
any Royalty-bearing Product ******************************. For the purposes of this Section 8.5, a Royalty-bearing Product ****************** ***********," in the circumstance where, on a country-by-country basis, (A)
****************************************************
***************************************************************
***************************************************************
**********************************************(B) *************
*************************************************** provided that (i) where a
Royalty-bearing Product is afforded ***************** only because it is ************************ contained in a ******* application (i.e., the
*********** is not a ********************** contained in an *************), such
***************************** ********************************************
******************* *************************************************
************** **************** (assuming, for this purpose, such ***********
would ***** in the **** as then ****************** in a ****** in the
******************), and (ii) the ************************ ******************
pursuant to Section 8.5(b) below shall be for ********************************
***************** of the Royalty-bearing Product ******* by such ***********
contained in a ******* **********, if no ****** thereon ****** in the
****************** prior to the expiration of such ***********************
(provided that if a ********************* following the expiration of such ***********************, AHP's royalty payment obligations pursuant to Section 8.5(b) below shall resume).

                 (ii) On Sales of Products for Indications Outside of the CNS
             Disorders Field. In the event that AHP sells a Royalty-bearing Product that is registered for sale solely in a medical indication ******************* **************, the royalty rate on the Net
             Sales of such Royalty-bearing Product shall be ************* **************************** for such Royalty-bearing Product as indicated in Section 8.5(a)(i). Sales of a Royalty-bearing Product that is only registered for either an indication(s) ****************************** or an indication(s)
             ********************************** shall be assumed to be for that indication unless

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

             otherwise demonstrated. In the event that a Royalty-bearing Product is registered for sale in both an indication in the
             *************************************
             **********************************, the royalty rate on Net Sales of such Royalty-bearing Product in the *** *************** shall be ************************** of the rate applicable for such Royalty-bearing Product as indicated in Section 8.5(a)(i) and the royalty rate on Net Sales of such Royalty-bearing Product ************** ******************* shall be ******************) of the rate applicable for such Royalty-bearing Product as indicated in Section 8.5(a)(i). AHP shall have the obligation to demonstrate by appropriate records that the sales subject to the lower royalty rate are for an indication **********************************.

             (b) Length of Royalty Payments. The royalties payable under Section 8.5(a) shall be paid on a country-by-country basis (i) from the date of First Commercial Sale for each Royalty-bearing Product until the termination of any ***** *********** afforded such Royalty-bearing Product in such country, or (ii) until ********************************** ***************, whichever of (i) or
        (ii) is longer.

             (c) Royalties Payable Only Once. The obligation to pay royalties is imposed only once with respect to the same unit of Royalty-bearing Product. Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable hereunder.

                                   Article IX

                                   Accounting

        Section 9.1. Royalty Reports. AHP shall deliver to Millennium, within sixty (60) days after the end of each calendar quarter, a written accounting of AHP's, its Affiliates' and its Sublicensees' sales and other consideration received subject to royalty payment due to Millennium for such quarter. Such quarterly reports shall indicate the Net Sales of Royalty-bearing Products on a country-by-country basis. This obligation shall commence with the first calendar quarter in which there is a Net Sale of a Royalty-bearing Product by AHP or any of its Sublicensees.

        Section 9.2. Delivery of Royalty. When AHP delivers the accounting to Millennium, AHP shall also deliver all royalty payments due to Millennium for the calendar quarter.

        Section 9.3. Records and Audits. AHP shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate records of the latest three (3) years of Net Sales. Millennium shall have the right annually at Millennium's expense to have an independent, certified public accountant, reasonably acceptable to AHP, review such records in the location(s) where such records are maintained by AHP, its Affiliates or its Sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence, for the purposes of verifying royalties payable to Millennium and Net Sales. Results of such review shall be made available to both Parties. If the review reflects an underpayment of royalties to Millennium, such underpayment shall be promptly remitted to Millennium. If the underpayment is equal to or greater than five percent (5%) of the royalty amount that was otherwise due, Millennium shall be entitled to have AHP pay all of the costs of such review.

        Section 9.4. Currency of Payments. All payments under this Agreement shall be made in United States dollars by wire transfer to such bank account as Millennium may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in United States dollars at the rate of exchange of the currency of the country in which the Net Sales are made as published by the Wall Street Journal for the last Business Day of the calender quarter for which the royalties are payable.

        Section 9.5. Tax Withholding. AHP and Millennium shall use all reasonable and legal efforts to reduce tax withholding on payments made to Millennium hereunder. Notwithstanding such efforts, if the Parties conclude that tax withholdings under the laws of any country in the Territory are required with respect to payments to Millennium under Article VIII, AHP shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, AHP will promptly provide Millennium with original receipts or other evidence sufficient to allow Millennium to obtain the benefits of such tax withholdings.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                   Article X

                              Term and Termination

        Section 10.1. Term. This Agreement becomes effective as of the Effective Date, may be terminated as set forth in this Article X, and otherwise remains in effect until the expiration of the term of AHP's obligation to pay royalties.
******** ***************************************************************
***************************************************************
**************************** under this Agreement.

        Section 10.2. Termination For Material Breach. Upon any material breach under this Agreement by either Party (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may terminate this Agreement by ninety (90) days' written notice to the Breaching Party, specifying the material breach, default or other defect. For the sake of clarity, any failure of diligence by AHP under Sections 7.2, 7.3 and/or 7.4 shall not be deemed a material breach for purposes of this Section 10.2. The termination becomes effective at the end of the ninety (90) day period unless (i) the Breaching Party cures such breach during such ninety (90) day period, or (ii) if such breach is not susceptible to cure within ninety (90) days of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately). The Parties will use reasonable efforts to work together to cure any breach.

        Section 10.3. Rights Upon Termination for Material Breach. If the Non-Breaching Party terminates this Agreement pursuant to Section 10.2 following a material breach by the Breaching Party, (a) the Breaching Party shall return to the Non-Breaching Party all Confidential Information and materials received from the Non-Breaching Party during the term of this Agreement, (b) the Breaching Party shall cease all use of the Confidential Information and materials received from the Non-Breaching Party for any purpose, except that the Breaching Party may keep a copy of all documents for record keeping purposes only, (c) the Breaching Party shall deliver to the Non-Breaching Party all data and information developed by the Breaching Party prior to such termination as a result of the Research Program or the AHP Discovery Program which can reasonably be viewed as necessary or useful to obtain governmental regulatory approvals, and, subject to any agreements with third parties, the ***********************
***************************************************************

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

(d) in the event that the Breaching Party is ********************
*************************************************************** set forth in
Section 5.1 and Section 5.2, subject to the continued payment of all applicable amounts set forth in Article VIII hereof, and (e) in the event that the Breaching Party is AHP, all licenses granted to AHP under this Agreement shall terminate.

        Section 10.4. Residual Rights. Upon expiration or early termination of this Agreement, except as specifically provided herein to the contrary, all rights and obligations of the Parties shall cease, except as follows:

             (a) Obligations to pay royalties and other sums accruing hereunder up to the date of expiration or termination; and

             (b) The right to complete the manufacture and sale of Royalty-bearing Products, which qualify as "work in process" under generally accepted cost accounting standards or which are in stock at the date of expiration or termination, and the obligation to pay royalties on Net Sales of such Royalty-bearing Products; and

             (c) The obligations regarding confidentiality as set forth in
        Article IV; and

             (d) All obligations for record keeping and accounting reports; and

             (e) A Party's right to inspect books and records of the other Party as set forth in Article XIII and Article IX, which right shall continue in full force and effect for three (3) years following the expiration of such other Party's obligation under this Agreement to keep such books and records; and

             (f) Obligations of defense and indemnity, which obligations shall continue in full force and effect for an unlimited period; and

             (g) Obligations set forth in Section 6.7 and Section 6.9, but only with respect to those causes of action that accrued prior to such expiration or termination; and

             (h) Any cause of action or claim of Millennium or AHP accrued or to accrue because of any breach or default by the other Party hereunder.

                                   Article XI

                       Product Liability Indemnification

        (a) Indemnification by AHP and its Affiliates. AHP and its Affiliates (in such capacity, the "AHP Indemnifying Parties") agree to defend Millennium, at the AHP Indemnifying Parties' cost and expense, and will indemnify and hold Millennium and its directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the development, manufacture, use, sale or other disposition of any Product by the AHP Indemnifying Parties or Sublicensees. In the event of any such claim against the Millennium Indemnified Parties by any party, the Millennium Indemnified Parties shall promptly notify the AHP Indemnifying Parties in writing of the claim and the AHP Indemnifying Parties shall manage and control, at their sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with the AHP Indemnifying Parties and may, at their option and expense, be represented in any such action or proceeding. The AHP Indemnifying Parties shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without the AHP Indemnifying Parties' prior written authorization. In addition, the AHP Indemnifying Parties shall not be responsible for the indemnification of any Millennium Indemnified Parties with respect to any claim arising from any negligent or intentional acts by any Millennium Indemnified Party.

        (b) Indemnification by Millennium and its Affiliates. Millennium and its Affiliates (in such capacity, the "Millennium Indemnifying Parties") agree to defend AHP, at the Millennium Indemnifying Parties' cost and expense, and will indemnify and hold AHP and its directors, officers, employees and agents (the "AHP Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the development, manufacture, use, sale or other disposition of any product for which Millennium has retained rights hereunder by the Millennium Indemnifying Parties or Sublicensees. In the event of any such claim against the AHP Indemnified Parties by any party, the AHP Indemnified Parties shall promptly notify the Millennium Indemnifying Parties in writing of the claim and the Millennium Indemnifying Parties shall manage and control, at their sole expense, the defense of the claim and its settlement. The AHP Indemnified Parties shall cooperate with the Millennium Indemnifying Parties and may, at their option and expense, be represented in any such action or proceeding. The Millennium Indemnifying Parties shall not be liable for any litigation costs or expenses incurred by the AHP Indemnified Parties without the Millennium Indemnifying Parties' prior written authorization. In addition, the Millennium Indemnifying Parties shall not be responsible for the indemnification of any AHP Indemnified Parties with respect to any claim arising from any negligent or intentional acts by any AHP Indemnified Party.

                                  Article XII

                                 Governing Law

        This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

                                  Article XIII

                                   Assignment

        Neither Party may assign this Agreement in whole or in part without the consent of the other, except to an Affiliate, or except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of Millennium or AHP to which the subject matter of this Agreement pertains.

                                  Article XIV

                              Affiliate Agreements

        If requested by a Party, the other Party agrees to execute separate license agreements ("Affiliate Agreements") separately granting directly to an Affiliate of such Party, equivalent rights as granted to such Party herein. Any such Affiliate Agreement entering into force under this Article XIV shall be prepared by such Party and shall contain terms and conditions consistent with those of this Agreement.

                                   Article XV

                                   Amendments

        This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

                                  Article XVI

                                    Notices

        All notices, instructions and other communications hereunder or in connection herewith shall be in writing and shall be (i) delivered personally,
(ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) sent via a reputable overnight courier service, or (ii) sent by facsimile transmission, in each case to an address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business days after it is sent via a reputable overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a business day; otherwise, on the next business day following such transmission).

        Notices to Millennium shall be addressed to:

                Millennium Pharmaceuticals, Inc.
                640 Memorial Drive
                Cambridge, Massachusetts 02139-4815

                Attention:  Chief Executive Officer
                Facsimile No.:  (617) 621-0264
                with a copy to:

                        Attention:  Legal Department
                        Facsimile No.:  (617) 374-0074

        Notices to AHP shall be addressed to:

                        Wyeth-Ayerst Research
                        555 East Lancaster Pike
                        St. Davids, PA  19087

                        Attention:  Office of the Senior Vice President,
                                    Global Business Development
                        Facsimile No.: (610) 688-9498

                with a copy to:

                        American Home Products Corp.
                        Five Giralda Farms
                        Madison, NJ  07940

                        Attention:  Associate General Counsel
                        Facsimile No.:  (201) 660-7155

Either Party may change its address by giving notice to the other Party in the manner herein provided.

                                  Article XVII

                                 Force Majeure

        No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

                                 Article XVIII

                         Representations and Warranties

        Section 18.1. Representation of Authority. Millennium and AHP each represents and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement and to provide the Know-How under Article III hereof, including the biological materials, subject to the limitations set forth in this Section 18.1. Millennium represents and warrants to AHP that it (i) is the owner or licensee, as the case may be, of the Millennium Program Patent Rights and the Millennium Program Know-How, and (ii) has the right to grant to AHP the licenses and sublicenses granted pursuant to this Agreement. Millennium represents that it has furnished AHP with (a) a copy of all patent applications comprising Millennium Program Patent Rights and (b) a summary of all license agreements and options pertaining to the Millennium Program Patent Rights and Millennium Program Know-How existing as of the Effective Date, as reflected on Appendix C, and by its execution and delivery of this Agreement, AHP agrees to be bound by the terms of such agreements to the extent required thereby.

        Section 18.2 Outstanding Agreements. Appendix C, which shall be modified by Millennium from time to time consistent with the provisions of this Agreement, lists all material outstanding options, licenses or agreements of any kind between Millennium and any third party relating to Millennium Program Patent Rights and Millennium Program Know-How.

        Section 18.3. Consents. All necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such party in connection with execution, delivery and performance of this Agreement have been and shall be obtained.

        Section 18.4. No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party, including with respect to Millennium, any obligations or duties arising under any of the agreements listed on Appendix C hereof.

        Section 18.5. Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

        Section 18.6. Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other that it is not aware of any pending or threatened litigation (and has not received any communication) which alleges that such Party's activities in the CNS Disorders Field to date have violated, or by conducting its business as currently proposed under the Research Program contemplated herein would violate, any of the intellectual property rights of any other person. To the best of each Party's knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights licensed hereunder to the other Party.

        Section 18.7. Employee Obligations. Each Party represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a third party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

        Section 18.8. Full Disclosure. Each Party has disclosed to the other in good faith, all material information such Party believes is relevant to the subject matter of this Agreement, and to such Party's ability to observe and perform its obligations hereunder.

        Section 18.9. Compliance with Applicable Laws and Regulations. Each Party represents and warrants to the other Party that it will comply with all applicable laws and regulations in the development, manufacture and marketing of Products.

        Section 18.10. Export Controls. The Parties acknowledge that both are subject to the laws and regulations of the United States of America governing exportation of technical information, computer software, laboratory prototypes and other commodities and that the rights hereunder are contingent on compliance with all such laws and regulations. The transfer of certain technical data and commodities may require a license from the appropriate agency of the United States Government and neither Party shall export such technical data or commodities to certain foreign countries to which export restrictions apply without the prior approval of such agency.

        Section 18.11. No Warranties EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  Article XIX

                              Public Announcements

        Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed between the Parties in advance of such announcement. AHP understands that this Agreement and Millennium's efforts hereunder are likely to be of significant interest to investors, analysts and others, and Millennium therefore intends to make such public announcements with respect thereto. Millennium agrees that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will redact if permissible by such law or regulation, or otherwise make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or any studies carried out under this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall consider in good faith the removal of any information the reviewing Party reasonably deems to be inappropriate for disclosure.

                                   Article XX

                             Additional Agreements

        Section 20.1. Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either AHP or Millennium to act as agent for the other. Members of the CNS JMT, the Vaccine Management Team and the Steering Committee shall be, and shall remain, employees of Millennium or AHP, as the case may be. Neither Party shall incur any liability for any act or failure to act by members of the CNS JMT and the Steering Committee who are employees of the other Party.

        Section 20.2. Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        Section 20.3. No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

        Section 20.4. Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

        Section 20.5. Severance of Clauses. Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

        Section 20.6. No Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

        Section 20.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement is executed this __ day of July, 1996, to be effective as of the Effective Date.

WYETH-AYERST RESEARCH DIVISION
OF AMERICAN HOME PRODUCTS               MILLENNIUM PHARMACEUTICALS, INC.
CORPORATION

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                                        Steven H. Holtzman


                                        Chief Business Officer
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Title                                   Title


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Date                                    Date


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

                                   APPENDIX A

                              CNS Disorders Field

A.1 CORE FIELD

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

A.2 RESERVE FIELD

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

A.3 EXPANSION FIELD

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                                   APPENDIX B

                             Research Program Plan


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                                   APPENDIX C

                            External Collaborations

Sponsored Research and Collaboration Agreement by and between Millennium Pharmaceuticals, Inc., the Regents of the University of California, and Dr. Nelson Freimer, dated February 23, 1996.

Sponsored Research and Collaboration Agreement by and between Millennium Pharmaceuticals, Inc., the President and Fellows of Harvard College and Washington University, and Drs. Ming Tsuang and Steven Faraone of Harvard and Dr. Robert Cloninger of Washington dated April 15, 1996

License Agreement by and between Millennium Pharmaceuticals, Inc., and the Regents of the University of California, dated February 23, 1996.

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                                   APPENDIX D

                              Equity-Related Terms

1.      Stock Purchase Agreement

             The Parties shall execute and deliver a stock purchase agreement containing basic representations and warranties customary for the sale of shares of a publicly-held company, as well as closing conditions relating to (a) the accuracy of such representations and warranties, and (b) any filings and approvals required from regulatory authorities (such as Hart-Scott-Rodino).

2.      Registration Rights

        (a)  Demand registration rights

             - $5,000,000 minimum size
             - no demand prior to December 31, 1998
             - limit to one (1) demand registration

        (b)  Piggyback registration rights

             - unlimited, subject to underwriter cutback

        (c)  Form S-3 registration rights

             - $1,000,000 minimum size
             - limit to four (4) S-3 registrations
             - subject to other customary limitations

        (d)  Other

             - substantially similar to terms set forth in the Second Amended and Restated Investor Rights Agreement dated as of October 3, 1995 between Millennium and the Investors specified therein, except that in the event that Millennium grants registration rights to a third party after the Effective Date that are, on the whole, more favorable to such third party, Millennium shall offer such more favorable rights to AHP.

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3.      Standstill Provision (to be effective as of the Effective Date)

        AHP agrees that for a period commencing on the Effective Date and ending one (1) year after the termination of the Millennium Research Program, it shall not, except pursuant to the provisions of this Agreement or with Millennium's prior written consent, take action to acquire beneficial ownership of any securities of Millennium or authorize or make a tender, exchange or other offer therefor without the written consent of Millennium, if the effect of such acquisition would be to increase the percentage of the Total Potential Voting Power (as defined below) of Millennium represented by all Common Stock, preferred stock and other non-voting securities convertible into Common Stock then owned by AHP to 20.0% (or more) of the Total Potential Voting Power of Millennium other than as a result of (i) the acquisition of an entity that owns securities of Millennium or (ii) AHP's participation as an investor in a mutual fund, pooled investment account or similar fund that owns securities of Millennium. For purposes hereof, "Total Potential Voting Power" shall mean the total number of votes which may be cast in the election of directors of Millennium if all securities entitled to vote in the election of directors are present and voted and assuming that all then outstanding securities of Millennium that are convertible into, exchangeable for or otherwise exercisable to acquire shares of preferred stock or Common Stock are so converted, exchanged or otherwise exercised. AHP further agrees that, during the period that this standstill covenant is in effect, AHP will not engage in any Solicitation as defined below) or engage in any other act for the purpose of opposing a Solicitation by the Board of Directors of Millennium with respect to the election or removal of directors of Millennium at any annual or special meeting of security holders or action by written consent in lieu of a meeting. A "Solicitation", as such term is used herein, shall have the meaning set forth in Rule 14a-1(l) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided however, that for purposes of this paragraph, the term "Solicitation" shall be deemed to include a communication which falls within the exception set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act.

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